UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Quanterix Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 annual meeting of stockholders of Quanterix Corporation to be held at 10:00 a.m. ET on Thursday, June 23, 2022. As a result of public health considerations, this year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting meetnow.global/MD2UGTW. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about Quanterix Corporation that you should consider when you vote your shares are described in the accompanying proxy statement. Details on how to participate in the meeting will be available at www.investorvote.com/qtrx.
At the annual meeting, three persons will be elected to our Board of Directors to serve three-year terms expiring in 2025 (“Proposal No. 1”). In addition, we will ask stockholders to approve the compensation of our named executive officers, as disclosed in this proxy statement (“Proposal No. 2”), to vote on the frequency of holding an advisory vote on the compensation of our named executive officers (“Proposal No. 3”) and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (“Proposal No. 4”). Our Board of Directors recommends the approval of each of Proposal Nos. 1, 2 and 4 and a vote for a frequency of voting on executive compensation every year for Proposal No. 3. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about May 3, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Quanterix Corporation.
Sincerely,
/s/ MASOUD TOLOUE, PH.D.
Masoud Toloue, Ph.D.
President and Chief Executive Officer

QUANTERIX CORPORATION
900 Middlesex Turnpike
Billerica, Massachusetts 01821
April 29, 2022
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TIME: 10:00 a.m. ET
DATE: Thursday, June 23, 2022
ACCESS:   To be admitted to the annual meeting at meetnow.global/MD2UGTW, stockholders must enter the 15-digit control number found on their proxy card, notice of internet availability of proxy materials, or email previously received. We encourage you to access the annual meeting prior to the start time. Online access will begin at 9:45 a.m. ET. Stockholders may vote during the annual meeting by following the instructions available on the meeting website during the meeting.
PURPOSES:
1.
To elect three directors to serve three-year terms expiring in 2025;

2.
To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement (“Say-on-Pay”);

3.
To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers (“Frequency of Say-on-Pay”);

4.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

5.
To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:
You may vote if you were the record owner of Quanterix Corporation common stock at the close of business on April 28, 2022. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices, located at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ JOHN FRY
John Fry
General Counsel and Secretary

i

QUANTERIX CORPORATION
900 Middlesex Turnpike
Billerica, Massachusetts 01821
PROXY STATEMENT FOR QUANTERIX CORPORATION
2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2022
This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, contains information about the 2022 annual meeting of stockholders of Quanterix Corporation, including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. ET on Thursday, June 23, 2022. As a result of public health considerations, this year’s annual meeting will be conducted solely via live audio webcast on the Internet. To be admitted to the annual meeting at meetnow.global/MD2UGTW, stockholders must enter the 15-digit control number found on their proxy card, notice of internet availability of proxy materials, or email previously received. We encourage you to access the annual meeting prior to the start time. Online access will begin at 9:45 a.m. ET. Stockholders may vote during the annual meeting by following the instructions available on the meeting website during the meeting.
In this proxy statement, we refer to Quanterix Corporation as “Quanterix,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.
On or about May 3, 2022, we intend to begin sending the Important Notice Regarding the Availability of Proxy Materials to stockholders entitled to vote at the annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 23, 2022
This proxy statement and our 2021 annual report to stockholders are available for viewing, printing and downloading at www.investorvote.com/qtrx. To view these materials, please have your 15-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2021 on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov,or in the “SEC Filings” section of the “Financial Information” section of the “Investors” section of our website at www.quanterix.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Quanterix Corporation, Attn: Investor Relations, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why Is the Company Soliciting My Proxy?
Our Board of Directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held virtually on Thursday, June 23, 2022, at 10:00 a.m. ET, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about May 3, 2022.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why Are You Holding a Virtual Annual Meeting?
Due to the continuing public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our Board of Directors or management, as time permits.
How Do I Access the Virtual Annual Meeting?
The live audio webcast of the annual meeting will begin promptly at 10:00 a.m. ET. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. You should ensure you have a strong Internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting. To be admitted to the annual meeting at meetnow.global/MD2UGTW, stockholders of record must enter the 15-digit control number found on their proxy card, notice of internet availability of proxy materials, or email previously received.
If you are a beneficial owner and hold your shares through an intermediary, such as a bank, broker or nominee, you must register in advance to participate in the annual meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare Trust Company, N.A. (“Computershare”). Requests for registration should be directed to Computershare by email at legalproxy@computershare.com; facsimile at (781) 575-4647; or mail to Computershare, Quanterix Corporation Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001, and must be received by Computershare no later than 10:00 a.m. ET, on June 21, 2022. Computershare will then register you for attendance at the annual meeting and provide you with confirmation of your registration and instructions on how to attend the meeting by email after Computershare receives your registration materials.
Will I Be Able to Ask Questions and Have these Questions Answered During the Virtual Annual Meeting?
Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at meetnow.global/MD2UGTW, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, subject to time constraints.
What Happens if there Are Technical Difficulties During the Annual Meeting?
Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call 1-888-724-2416 (US & Canada) or +1-781-575-2748.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on April 28, 2022 are entitled to vote at the annual meeting. On this record date, there were 36,899,191 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:
•
By Internet or by telephone.   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

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By mail.   If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•
At the meeting.   Stockholders may vote during the annual meeting by following the instructions available on the meeting website during the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:00 a.m. ET on June 23, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.
How Does the Board of Directors Recommend that I Vote on the Proposals?
The Board of Directors recommends that you vote as follows:
•
“FOR” the election of the three (3) nominees for director;

•
“FOR” the compensation of our named executive officers, as disclosed in this proxy statement;

•
“FOR” holding an advisory vote on the compensation of our named executive officers every year; and

•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•
by re-voting by Internet or by telephone as instructed above;

•
by notifying our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•
by attending the annual meeting virtually and voting in person.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares Be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How Are Votes Counted?
Proposal 1: Elect Directors	The three director nominees who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Approve an Advisory Vote on the Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 3: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of Our Named Executive Officers	The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving a majority of the votes cast will be the frequency approved by our stockholders. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.
Proposal 4: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022, the Audit Committee of our Board of Directors will reconsider its appointment.
Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth below under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number, 1-800-736-3001.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•
If your shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800-736-3001 or writing them at Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000.

•
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by:
•
following the instructions provided on your Notice or proxy card;

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following the instructions provided when you vote over the Internet; or

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going to www.computershare.com and logging into the Investor Center to follow the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2022, for (a) the executive officers named in the Summary Compensation Table on page 31 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2022 pursuant to the exercise of options, warrants or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 38,897,756 shares of common stock outstanding on April 15, 2022.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Principal Stockholders
Macquarie Group Limited, 50 Martin Place, Sydney, New South Wales, Australia (1)	3,154,600	8.1%
Gilder, Gagnon, Howe & Co. LLC, 475 10th Avenue, New York, NY 10018(2)	2,835,999	7.3%
Blackrock, Inc., 55 East 52nd Street, New York, NY 10055(3)	2,456,075	6.3
Directors, Director Nominees and Named Executive Officers
E. Kevin Hrusovsky(4)	1,350,774	3.4%
Keith L. Crandell(5)	147,681	*
Martin D. Madaus, Ph.D.(6)	212,341	*
Sarah E. Hlavinka(7)	43,763	*
Paul M. Meister (8)	69,681	*
Laurie J. Olson(9)	7,655	*
David R. Walt, Ph.D.(10)	1,310,244	3.4%
Masoud Toloue, Ph.D.(11)	16,691	*
Michael A. Doyle	—	—
John Fry(12)	73,874	*
Dawn R. Mattoon, Ph.D.(13)	63,258	*
Shawn Stetson(14)	7,705	*
Amol Chaubal(15)	**	**
William Geist(16)	**	**
All directors and current executive officers as a group (10 persons)(17)	3,232,704	8.2%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

**
Not known to the company.

(1)
Based on a Schedule 13G filed by Macquarie Group Limited and its affiliates with the SEC on February 11, 2022, which reported ownership as of December 31, 2021. The 3,154,600 shares may be deemed beneficially owned by Macquarie Group Limited due to Macquarie Group Limited’s ownership of Macquarie Bank Limited, Macquarie Investment Management Holdings Inc., Macquarie Investment Management Business Trust, Macquarie Investment Management Global Limited, and Ivy Investment Management Company.

(2)
Based on a Schedule 13G/A filed by Gilder, Gagnon, Howe & Co. LLC (“Gilder Gagnon”) with the SEC on February 14, 2022, which reported ownership as of December 31, 2021. Consists of 2,835,999 shares held in customer accounts over which partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of the shares.

(3)
Based on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 4, 2022, which reported ownership as of December 31, 2021. Includes shares beneficially owned by BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. The filing noted that BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 2,456,075 shares and sole voting power for 2,416,271 shares.

(4)
Consists of 847,762 shares of common stock (which includes 39,815 shares of restricted stock subject to performance-based vesting), 498,876 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 and 4,136 shares of common stock issuable upon the vesting of RSUs within 60 days of April 15, 2022 held by Mr. Hrusovsky.

(5)
Consists of 116,081 shares of common stock and 31,600 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 held by Mr. Crandell and a trust over which Mr. Crandell has voting and investment power.

(6)
Consists of 15,775 shares of common stock held by Dr. Madaus, 31,600 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 held by Dr. Madaus and 164,966 shares of common stock held by a trust for which Dr. Madaus is a trust advisor who shares voting and investment power over the shares held by the trust.

(7)
Consists of 12,623 shares of common stock and 31,140 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 held by Ms. Hlavinka.

(8)
Consists of 14,746 shares of common stock and 54,935 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 held by Mr. Meister. Does not include 120,035 shares of common stock held by Woburn Abbey March 2021 Trust, as Mr. Meister does not have voting or investment power over the shares held by the trust.

(9)
Consists of 6,142 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 and 1,513 shares of common stock issuable upon the vesting of RSUs within 60 days of April 15, 2022 held by Ms. Olson.

(10)
Consists of 1,278,644 shares of common stock and 31,600 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 held by Dr. Walt. Does not include 200,684 shares of common stock held by The David R. Walt 2008 Irrevocable Family Trust (the “Walt Trust”), of which Dr. Walt’s spouse is trustee and has sole voting and investment power over the shares held by the Walt Trust.

(11)
Consists of 16,691 shares of common stock issuable upon the vesting of RSUs within 60 days of April 15, 2022 held by Dr. Toloue.

(12)
Consists of 15,930 shares of common stock, 56,392 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 and 1,552 shares of common stock issuable upon the vesting of RSUs within 60 days of April 15, 2022 held by Mr. Fry.

(13)
Consists of 27,327 shares of common stock, 34,855 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 and 1,076 shares of common stock issuable upon the vesting of RSUs within 60 days of April 15, 2022 held by Dr. Mattoon.

(14)
Consists of 1,196 shares of common stock, 5,991 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2022 and 518 shares of common stock issuable upon the vesting of RSUs within 60 days of April 15, 2022 held by Mr. Stetson. Mr. Stetson served as Interim Chief Financial Officer from May 11, 2021 to July 12, 2021.

(15)
Mr. Chaubal served as our Chief Financial Officer until May 11, 2021.

(16)
Mr. Geist served as our Chief Operating Officer until November 12, 2021.

(17)
See footnotes 4 through 12.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our restated certificate of incorporation and our restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows: (1) Martin D. Madaus, Ph.D. and Laurie J. Olson constitute Class I with a term ending at the 2024 annual meeting; (2) Sarah E. Hlavinka, Masoud Toloue, Ph.D. and David R. Walt, Ph.D. constitute Class II with a term ending at the upcoming 2022 annual meeting; and (3) Keith L. Crandell, E. Kevin Hrusovsky and Paul M. Meister constitute Class III with a term ending at the 2023 annual meeting.
Our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Sarah E. Hlavinka, Masoud Toloue, Ph.D. and David R. Walt, Ph.D for election at the annual meeting for a term of three years to serve until the 2025 annual meeting of stockholders and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years, as of April 15, 2022. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:
Name	Age	Position with the Company
E. Kevin Hrusovsky	60	Executive Chairman of the Board of Directors
Masoud Toloue, Ph.D.	42	President and Chief Executive Officer and Director
Keith L. Crandell(2)(3)	62	Director
Sarah E. Hlavinka(1)(3)	57	Director
Martin D. Madaus, Ph.D.(1)(3)	62	Director
Paul M. Meister(1)	69	Director
Laurie J. Olson(2)	59	Director
David R. Walt, Ph.D.(2)	69	Director

(1)
Member of our Audit Committee

(2)
Member of our Compensation Committee

(3)
Member of our Nominating and Governance Committee

Our Board of Directors has reviewed the materiality of any relationship that each of our directors and director nominees has with Quanterix Corporation, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following directors and director nominees are “independent directors” as defined by The Nasdaq Stock Market: Keith L. Crandell, Sarah E. Hlavinka, Martin D. Madaus, Ph.D., Paul M. Meister, Laurie J. Olson and David R. Walt, Ph.D.
E. Kevin Hrusovsky   has been a member of our Board of Directors since June 2014. He served as Chairman of the Board from June 2014 through April 2022. He has been the Executive Chairman of the Board since April 2022, previously serving as our President and Chief Executive Officer since January 2015. Prior to joining us, Mr. Hrusovsky served as Senior Vice President of PerkinElmer, Inc., a publicly traded company that produces analytical instruments, genetic testing and diagnostic tools, medical imaging components, software, instruments and consumables for multiple end markets, from February 2012 to May 2013 and served as President of the Life Sciences and Technology business unit of PerkinElmer, Inc. from November 2011 to May 2013. From May 2013 through September 2013, he served as a consultant to PerkinElmer. Previously, Mr. Hrusovsky served as Chief Executive Officer and President of Caliper Life

Sciences, Inc., a life sciences company that developed and sold lab automation equipment, from July 2003 to November 2011 when it was acquired by PerkinElmer, Inc. Prior to that, he served as Chief Executive Officer and President of Zymark, a company that provided laboratory automation, robotics, and liquid handling solutions, and Director of International Business, Agricultural Chemical Division, and President of the Pharmaceutical Division for FMC Corporation, a publicly traded chemical manufacturing company. He also held several management positions at E.I. DuPont de Nemours, a publicly traded chemical manufacturing company. Mr. Hrusovsky serves on the board of directors of 908 Devices Inc., a publicly traded developer of handheld and desktop mass spectrometry devices, and on the boards of several private companies, including Cellaria, da32 Life Science Life Science Acquisition Corp and Solect Energy Development, LLC. Additionally, he is the founder of the Powering Precision Health Summit, an executive think tank of researchers, scientists, physicians and innovators focused on the latest research on new biomarkers that have the potential to advance personalized medicine. Mr. Hrusovsky also serves on the Educational Board of the Massachusetts Biotech Council, the Advisory Committee for the Center for Biomedical Engineering at Brown University, the Association for Laboratory Automation, the JALA Editorial Board and the Strategy Committee of Children’s Hospital Boston. He formerly served on the boards of SynapDx Corp., SeraCare, Caliper Life Sciences, Xenogen, Alliant Medical Technology, Cell Signaling Technology, Inc. and BioreclamationIVT, LLC. He was selected as the 2013 Entrepreneur of the Year from Ohio State University and holds an Honorary Doctorate degree from Framingham State University for contributions in life sciences and personal medicine. Mr. Hrusovsky has a B.S. in mechanical engineering from Ohio State University and an M.B.A. from Ohio University. Mr. Hrusovsky’s qualifications for service as a member of our Board of Directors include his extensive experience in the life science and technology industries, as well as the perspective and experience he brings as our Executive Chairman and his past service as our President and Chief Executive Officer, which provides our Board with historic knowledge, operational expertise and continuity.
Masoud Toloue, Ph.D.   has been a member of our Board of Directors and President and Chief Executive Officer since April 2022. He served as President, Quanterix and Diagnostics from June 2021 to April 2022. Prior to joining us, Dr. Toloue served as Senior Vice President, Diagnostics at PerkinElmer during which time he grew the business to over fifty percent of the company’s total revenue. Prior to this role, Dr. Toloue led PerkinElmer’s Applied Genomics division. Dr. Toloue founded and led the next-generation sequencing business at Bioo Scientific until its acquisition by PerkinElmer in 2016. He also co-founded and led Genohub, where he transformed that company from a supplier of next-generation sequencing matching technology to a leading platform provider for managing sequencing projects globally. Dr. Toloue’s qualifications for service as a member of our Board of Directors include his extensive experience in the life science and diagnostics industries, as well as the perspective he brings as our President and Chief Executive Officer.
Keith L. Crandell   has served as a member of our Board of Directors since June 2007. Since July 1994, Mr. Crandell has served as a managing director of ARCH Venture Partners, a venture capital firm focused on early-stage technology companies. He serves on the board of directors of Twist Bioscience Corporation, a publicly traded synthetic biology company, 908 Devices, Inc., a publicly traded developer of handheld and desktop mass spectrometry devices and DA32 Life Science Tech Acquisition Corp., a publicly traded blank check company. From 2007 to 2019, he served on the board of directors of Adesto Technologies Corporation, a publicly traded provider of application-specific and ultra-low power non-volatile memory products. He is also a director of several private companies and he also serves as a director of the Illinois Venture Capital Association. Mr. Crandell has a B.S. degree in chemistry and mathematics from St. Lawrence University, an M.S. degree in chemistry from the University of Texas at Arlington and an M.B.A. from the University of Chicago. Mr. Crandell’s qualifications for service as a member of our Board of Directors include his financial expertise and his substantial experience as an investor in emerging companies.
Sarah E. Hlavinka   has served as a member of our Board of Directors since July 2019. Ms. Hlavinka has served as General Counsel of Office Depot, LLC since April 2022. In May 2022, Ms. Hlavinka will become Executive Vice President, Chief Legal Officer and Corporate Secretary of The ODP Corporation, the parent company of Office Depot, LLC and a leading, publicly-traded provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform. From August 2018 to March 2022, Ms. Hlavinka served as Senior Vice President, General Counsel and Secretary of Itron, Inc., a publicly traded technology and services company focused on critical infrastructure solutions. Prior to joining Itron, from January 2017 to July 2018, Ms. Hlavinka served as Executive Vice President, General Counsel and Secretary of Xerox Corporation, a publicly traded document management systems and solutions company. Prior to joining Xerox Corporation, from September 2007 to January 2017, Ms. Hlavinka served as Executive Vice President, General Counsel and Secretary of ABM Industries Incorporated, a publicly traded integrated facility services provider. Additionally, Ms. Hlavinka served as a director of Cigna Life Insurance Company of New York from February 2013 through December 31, 2020. Ms. Hlavinka holds a J.D. from the University of Texas School of Law and a B.A. in history from Texas A&M University. Ms. Hlavinka’s qualifications for service as a member of our Board of Directors include her significant experience as a senior executive of global companies operating in a variety of industries and her substantial expertise in corporate governance, mergers and acquisitions, and risk management.
Martin D. Madaus, Ph.D.   has served as a member of our Board of Directors since November 2010. Dr. Madaus previously served as our Executive Chairman from November 2010 to June 2014, as our Chief Executive Officer from October 2011 to July 2012 and as our President from June 2011 to July 2012. From September 2020 to April 2021, he has served as the Chief Operations Officer of Sherlock Biosciences, Inc., a molecular diagnostics company. He also serves as Operating Executive to The Carlyle Group, a multinational private equity, alternative asset management and financial services corporation, since February 2019. From June 2014 to February 2019, Dr. Madaus served as Chairman and Chief Executive Officer at Ortho-Clinical Diagnostics, Inc., a diagnostics company that makes products and diagnostic equipment for blood testing. Previously, Dr. Madaus was the Chairman, President and Chief Executive Officer of Millipore Corporation (MIL), a life sciences company serving the bioscience research and biopharmaceutical manufacturing industry, from January 2005 to July 2010, when Millipore was acquired by Merck KGaA. Dr. Madaus currently serves as a member of the board of directors of the following private biotechnology companies: Ultivue, Inc., a cancer diagnostics company; Emulate, Inc., a leading provider of organ-on-a-chip technology; and Candela Medical, a medical technology company, and Unchained Labs, Inc., a life science equipment provider. Dr. Madaus received a Doctor of Veterinary Medicine from the University of Munich in Germany and a Ph.D. in Veterinary Medicine from the Veterinary School of Hanover in Germany. Dr. Madaus’s qualifications for service as a member of our Board of Directors include his extensive public and private company board experience and his substantial knowledge of and managerial experience in the diagnostics industry.
Paul M. Meister   has served as a member of our Board of Directors since September 2013. Mr. Meister is a partner in Novalis LifeSciences — a life science focused venture firm and is Co-Founder, and Chief Executive Officer, of Liberty Lane Partners, LLC, a private investment company with diverse investments in healthcare, technology, and distribution-related industries. Mr. Meister served as President of MacAndrews & Forbes from 2014 to 2018. Mr. Meister also served as Executive Vice Chairman of Revlon, Inc., a leading beauty products company, on an interim basis from January 2018 to November 2018, when the Chief Executive Officer of Revlon, Inc. resigned. Mr. Meister previously served as Chairman and Chief Executive Officer of inVentiv Health (now known as Syneos Health, Inc.), a provider of commercial, consulting, and clinical research services to the pharmaceutical and biotech industries, from 2010 to 2015. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an executive officer of Fisher Scientific International, Inc, a predecessor of Thermo Fisher Scientific, Inc. from 1991 to 2006. Mr. Meister has served as a director of Aptiv PLC, a leading global technology and mobility company primarily serving the automotive sector, since July 2019, Oaktree Acquisitions Corp II, a company incorporated for the purpose of effecting a business combination with one or more businesses, since 2020, and Amneal Pharmaceuticals, Inc., a global pharmaceutical company, since August 2019. He also previously served as a director of Oaktree Acquisitions Corp from July 2019 to 2020, Scientific Games Corporation, which provides customized, end-to-end solutions to the gaming industry, from 2012 to 2020, LKQ Corporation, a distributor of vehicle products, from 1999 to 2018, vTv Therapeutics, Inc., a clinical-stage biopharmaceutical company, from 2015 to 2018 and Revlon, Inc from 2016-2019. Mr. Meister is Co-Chair of the University of Michigan’s Life Sciences Institute Externa Advisory Board and Chair of the Provost’s Advisory Committee. Mr. Meister has an M.B.A. from Northwestern University and a B.A. from the University of Michigan. Mr. Meister’s qualifications for service as a member of our Board of Directors include his financial and investment expertise and his extensive knowledge of the life sciences industry.

Laurie J. Olson   has served as a member of our Board of Directors since April 2021. Ms. Olson was employed by Pfizer Inc., a research-based, global pharmaceutical company from 1987 to 2018, in a variety of strategy, marketing and commercial roles. Most recently, she served as Pfizer’s Executive Vice President, Strategy and Commercial Operations and a member of Pfizer’s Executive Leadership Team from 2012 to 2018. While at Pfizer, she also served as a member of the Pfizer Board of Directors Science and Technology Committee, and as a member of the company’s Business Development, Portfolio, Disclosure, Diversity, and Compliance Committees. Ms. Olson currently serves as a member of the Board of Directors of Karuna Therapeutics, a publicly traded clinical-stage biopharmaceutical company committed to developing novel therapies for neuropsychiatric disorders. She is also a member of the Board of Trustees at the Mystic Seaport Museum in Mystic, Connecticut. Ms. Olson received her B.A. in economics from State University of New York at Stony Brook and earned her M.B.A. in marketing from Hofstra University. Ms. Olson’s qualifications for service as a member of our Board of Directors include her extensive experience as a pharmaceutical executive and expertise in areas including commercial and corporate strategy, the interface between R&D and commercial organizations, and her strong advocacy for workplace diversity, equity, and inclusion.
David R. Walt, Ph.D.   was our founding scientist and has served as a member of our Board of Directors since April 2007. Since 2017, Dr. Walt has served as Hansjörg Wyss Professor of Biologically Inspired Engineering and Professor of Pathology at Harvard Medical School in the Department of Pathology at the Brigham and Women’s Hospital and as a core faculty member of the Wyss Institute for Biologically Inspired Engineering. He is also a Howard Hughes Medical Institute Professor. He previously served as University Professor, Professor of Chemistry, Professor of Biomedical Engineering, Professor of Genetics, Professor of Neuroscience, Professor of Cell and Molecular Biology, and Professor of Oral Medicine at Tufts University, from 1981 to 2017. Dr. Walt was also the founding scientist of Illumina, Inc. and served as a member of its board of directors from 1998 to 2016. He served on the board of directors of Cerulean Pharma Inc. (which was acquired by Daré Bioscience, Inc.) from August 2016 to July 2017. From 2013 to 2021, Dr. Walt served on the board of directors of Exicure, Inc., a publicly traded company that develops therapeutics for immuno-oncology, inflammatory diseases and genetic disorders. Dr. Walt was also a founder and currently serves as a member of the board of directors of Ultivue, Inc., Arbor Biotechnologies, Inc., Sherlock Biosciences, Inc., and Vizgen. He has received numerous national and international awards and honors for his fundamental and applied work in the field of optical sensors, microwell arrays and single molecule detection. He is a member of the U.S. National Academy of Engineering, U.S. National Academy of Medicine, American Academy of Arts and Sciences, a fellow of the American Institute for Medical and Biological Engineering, a fellow of the National Academy of Inventors, and a fellow of the American Association for the Advancement of Science. Dr. Walt has a B.S. in Chemistry from the University of Michigan and a Ph.D. in Chemical Biology from Stony Brook University. Dr. Walt’s qualifications for service as a member of our Board of Directors include his experience in developing life sciences companies and his expertise in chemistry, diagnostics technologies, and biomedical engineering.
There are no family relationships between or among any of our directors or director nominees. The principal occupation and employment during the past five years of each of our directors and director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.
There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.
Committees of the Board of Directors and Meetings
Meeting Attendance.   During the fiscal year ended December 31, 2021, our Board of Directors met or acted by written consent 16 times. During the fiscal year ended December 31, 2021, the three standing committees of the Board of Directors met or acted by written consent a total of 22 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which such director served during fiscal 2021. Our Board of Directors has adopted a policy under which each member of the Board is encouraged but not required to attend each annual meeting of our stockholders. Three directors attended our virtual 2021 annual meeting of stockholders.

Audit Committee.   Our Audit Committee met or acted by written consent six times during the fiscal year ended December 31, 2021. This committee currently has three members, Paul M. Meister (Chairman), Sarah E. Hlavinka and Martin D. Madaus, Ph.D. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include:
•
selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•
ensuring the independence of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•
establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•
considering the effectiveness of our internal controls and, if any, our internal audit function;

•
reviewing material related-party transactions or those that require disclosure;

•
approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

•
preparing the audit committee report, required by SEC rules, which is included in the section of this proxy statement titled, “Report of Audit Committee”.

All members of the Audit Committee satisfy the current independence standards promulgated by the SEC, and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Paul M. Meister is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.
A copy of the Audit Committee’s written charter is publicly available on our website at www.quanterix.com.
Compensation Committee.   Our Compensation Committee met or acted by written consent ten times during the fiscal year ended December 31, 2021. This committee currently has three members, Keith L. Crandell (Chairman), Laurie J. Olson and David R. Walt, Ph.D. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include:
•
reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•
reviewing and recommending to our Board of Directors the compensation of our directors;

•
reviewing and recommending to our Board of Directors the terms of any compensatory agreements with our executive officers;

•
administering our 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”), 2007 Stock Option and Grant Plan, as amended (the “2007 Plan”), and 2017 Employee Stock Purchase Plan (the “ESPP”);

•
reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;

•
reviewing compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; and

•
preparing the compensation committee report, required by SEC rules, which is included in the section of this proxy statement titled, “Compensation Committee Report”.

The Compensation Committee is also responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. Our Board of Directors has determined that all members of the Compensation Committee qualify as “independent” under the definition promulgated by The Nasdaq Stock Market.

The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsel, experts and other advisors as it may deem appropriate in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of its consultants, legal counsel, experts and advisors and has sole authority to approve their fees and retention terms, and the Company will provide funding for such fees and related expenses.
The Compensation Committee engaged Pay Governance, LLC as an independent advisor to the Compensation Committee providing executive compensation consulting services for the fiscal year ended December 31, 2021. Pay Governance was engaged by and reports to the Compensation Committee. Pay Governance did not provide any services to the Company other than executive compensation consulting services during the fiscal year ended December 31, 2021.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.quanterix.com.
Nominating and Governance Committee.   Our Nominating and Governance Committee (the “Nominating Committee”), met or acted by written consent six times during the fiscal year ended December 31, 2021. This committee has three members, Martin D. Madaus, Ph.D. (Chairman), Keith L. Crandell and Sarah E. Hlavinka. Our Board of Directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:
•
identifying and recommending candidates for membership on our Board of Directors;

•
recommending directors to serve on Board committees;

•
reviewing and recommending our corporate governance guidelines and policies;

•
reviewing proposed waivers of the code of conduct for directors and executive officers;

•
evaluating, and overseeing the process of evaluating, the performance of our Board of Directors and individual directors; and

•
assisting our Board of Directors on corporate governance matters.

Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board of Directors, it must follow the procedures described in our restated bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Shareholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:
•
all information relating to such person that would be required to be disclosed in a proxy statement;

•
certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in our securities;

•
a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•
a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:
•
certain biographical information concerning the proposed nominee;

•
all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•
certain information about any other security holder of the Company who supports the proposed nominee;

•
a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•
additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our restated bylaws.

A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on our website at www.quanterix.com.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee has three members, Keith L. Crandell (Chairman), Laurie J. Olson and and David R. Walt, Ph.D. During 2021, our former director, Marijn Dekkers, Ph.D., also served on the Compensation Committee. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. For a description of any transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Person Transactions.”
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as our Board of Directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. As part of our leadership sucession plan announced in March, 2022, the Board announced that Kevin Hrusovsky, our former Chief Executive Officer will continue to serve as Executive Chairman of the Board of Directors following his departure as Chief Executive Officer. In view of his in-depth knowledge of our strategy, operations and business, our Board of Directors believes that Mr. Hrusovsky’s continued service in the role will greatly enhance the decision making processes of our Board of Directors. Mr. Hrusovsky’s service in the role of Executive Chairman also brings important continuity to our Board of Directors.We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Martin D. Madaus, Ph.D. serves as our lead independent director.
The Executive Chairman of the Board of Directors, the lead independent director, and the other members of the Board of Directors work in concert to provide oversight of our management and affairs. Our Board of Directors encourages communication among its members and between management and the Board of Directors to facilitate productive working relationships. Working with the other members of the

Board of Directors, our Executive Chairman strives to ensure that there is an appropriate balance and focus among key Board responsibilities such as strategic development, review of operations and risk oversight.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. Members of our senior management team attend our quarterly Board meetings and are available to address any questions or concerns raised by the Board on risk-management and any other matters. In addition, the Board regularly receives reports on strategic matters involving our business. Our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices, and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition and governance-related matters. Each committee reports to the full Board on a regular basis, and provides reports with respect to the committee’s risk oversight activities as appropriate.
Compensation Risk Assessment
Following a review of our existing compensation policies, including those relating to our named executive officers and to our employees more generally, our Compensation Committee believes that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, our Compensation Committee believes that compensation-related risk is limited by a number of factors, including the following:
•
Our compensation packages include multiple elements, including fixed and variable compensation, the amount and mix of which is appropriate to an employee’s level and role in the Company.

•
Our variable compensation programs employ a number of different performance metrics (such as metrics that are based on revenue, gross margin, corporate strategic objectives, and individual objectives) that are aligned with our near term and strategic objectives and the interests of our stockholders. We use performance targets that we believe are somewhat aggressive yet achievable without undue risk taking.

•
Our long-term incentive equity awards are designed to align the interests of our management with the interests of our stockholders.

•
We limit the payouts under our annual cash incentive bonus programs to an amount that is appropriate to the recipient’s role in the company.

We believe that, taken as a whole, the various elements of our compensation packages mitigate compensation-related risk by reducing the focus on any single compensation element or performance metric, by encouraging our employees to consider both long and short term goals that are aligned with the interests of our stockholders, and by discouraging excessive risk in order to reach performance goals or to achieve excessive payouts.
Stockholder Communications to the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir. However, any stockholders who wish to address questions regarding our business directly with our Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821 or using the “IR Contacts” page of our website at https://ir.quanterix.com/investor-resources/contact-ir. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to personal matters and matters as to which we tend to receive repetitive or duplicative communications.

Executive Officers
The following table sets forth certain information regarding our executive officers as of April 25, 2022. We have entered into agreements with our executive officers, and all of them are at-will employees.
Name	Age	Position(s) with the Company
E. Kevin Hrusovsky	60	Executive Chairman
Masoud Toloue, Ph.D.	42	President and Chief Executive Officer
Michael A. Doyle	66	Chief Financial Officer
John Fry	60	General Counsel and Secretary
For more information about Mr. Hrusovsky and Dr. Toloue, please refer to “Management and Corporate Governance — Board of Directors” above.
Michael Doyle   has been our Chief Financial Officer since July 2021. From September 2007 to April 2021, he served as Chief Financial Officer at Forrester Research, a publicly-traded technology research and consulting company. Prior to Forrester, Mr. Doyle was CFO of EasyLink Services Corporation, a specialty telecommunications provider. Mr. Doyle has over 40 years of finance experience in a variety of companies including Pepsico, Allied Signal, and Dun & Bradstreet. Mr. Doyle holds a BBA in Finance from the University of Notre Dame and a MBA from New York University.
John Fry   has been our General Counsel and Secretary since June 2019. Prior to joining us, Mr. Fry served as Senior Vice President, General Counsel, and Secretary of Analogic Corporation, a global medical and security technology company, from 2007 to 2018. From 2005 to 2007, he was a principal of the law firm Driggs, Hogg, & Fry Co., L.P.A., where his practice focused primarily on technology and intellectual property law with principal clients including global multinationals in the medical, consumer electronics and industrial automation industries. From 1995 to April 2005, he held various legal positions at Philips Medical Systems (formerly Marconi Medical Systems and Picker International), including Senior Corporate Counsel and Intellectual Property Manager and counsel to Philips’ computed tomography business. He began his career as an electrical engineer and engineering manager and is a named inventor on ten U.S. patents. Mr. Fry holds a Juris Doctor degree from Cleveland-Marshall College of Law and M.S. and B.S. degrees in electrical engineering from Case Western Reserve University.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principal components of the compensation program for our named executive officers. It should be read in conjunction with the other information contained in this proxy statement. The following executives were our named executive officers for the fiscal year ended December 31, 2021 who were serving at year-end:
Name	Title as of December 31, 2021
E. Kevin Hrusovsky	President and Chief Executive Officer
Masoud Toloue	President of Quanterix and Diagnostics
Michael Doyle	Chief Financial Officer and Treasurer
John Fry	General Counsel and Secretary
Dawn Mattoon	Senior Vice President, Diagnostics
In addition, our named executive officers for 2021 include Amol Chaubal, who served as our Chief Financial Officer and Treasurer until his resignation on May 11, 2021; Shawn Stetson, who served as our Interim Chief Financial Officer and Treasurer effective upon Mr. Chaubal’s resignation until the appointment of Mr. Doyle on July 12, 2021; and William Geist, who served as our Chief Operating Officer until his separation from the Company on November 12, 2021.
Executive Summary
Fiscal Year 2021 Performance.   Our 2021 performance was characterized by robust growth as we continue to advance our ultrasensitive Simoa biomarker detection technology across multiple therapeutic areas. Highlights from 2021 included:
•
Product and Service revenue of $105.3 million, an increase of 53% over the prior year;

•
Product revenue of $81.1 million, an increase of 84% over the prior year;

•
Service and other revenue of $23.6 million, in line with the prior year;

•
Gross margin of 55.8%;

•
Raised $287.5 million in gross proceeds through a successful follow-on offering completed in the first quarter of 2021, with nearly $400 million in cash, cash equivalents, and restricted cash on the balance sheet as of year-end;

•
Our Simoa phospho-Tau 181 (pTau-181) blood test was granted Breakthrough Device designation by the U.S. Food and Drug Administration (the “FDA”) as an aid in diagnostic evaluation of Alzheimer’s disease;

•
The Emergency Use Authorization (the “EUA”) label for our SARS-CoV-2 N Protein Antigen Test was expanded to include testing with nasal swab and saliva samples, and for asymptomatic serial testing with nasal swab samples;

•
Our Simoa HD-X technology and assays were used to measure pTau-217 using antibodies developed by Eli Lilly and Company for its Phase 2 TRAILBLAZER-ALZ study;

•
Instrument installations increased by 32% in 2021 to an aggregate of 708 at year-end; and

•
We welcomed Dr. Toloue, an experienced executive with a high growth track record, as our President of Quanterix and Diagnostics, and after year-end, announced an executive transition in which Mr. Hrusovsky became Executive Chairman and Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

Compensation Governance Highlights.
What We Do:	What We Don’t Do:
Reward performance according to pre-established performance goals	Pay cash incentives if performance levels fall below pre-determined thresholds
Provide a meaningful portion of the compensation of our Chief Executive Officer and Named Executive Officers through performance-based or at-risk compensation	Permit hedging or pledging of our stock
Establish stock ownership guidelines for our executive officers	Enter into employment agreements that provide for automatic compensation increases or equity grants
The Compensation Committee retains an independent compensation consultant	Provide single trigger change of control benefits
Beginning in 2022, we plan to hold an annual advisory vote on executive compensation	Provide for excessive cash severance
Cap payouts under our compensation plans to discourage inappropriate risk taking by our executives	Provide our executives with golden parachute tax gross-ups
Provide for double-trigger change in control severance provisions	Maintain executive pension plans or other retirement programs that are not generally available to all employees
Compensation Program Overview.   Our Compensation Committee strives to design and implement executive compensation programs that attract, retain, and motivate our executives, while aligning our executives’ interests with our business strategy and the interests of our stockholders.
The compensation of our named executive officers in 2021 consisted of three main elements:
Element	Award Vehicle	Guaranteed vs. At-Risk	Performance vs. Time-Based
Base Salary	Cash	Guaranteed	Not applicable
Annual Cash Incentive Bonus	Cash	At-Risk	Performance-Based
Long-Term Incentive Equity	Restricted Stock Units (“RSUs”) and Stock Options	At-Risk	Time-Based
2021 Target Pay Mix
Consistent with our philosophy of aligning executive compensation with our short- and long-term performance, and to foster alignment with stockholder interests, our compensation programs are designed to provide a mix of compensation elements. Although we do not have a pre-established policy or target for allocating between the various compensation elements, the allocation is influenced by data from our compensation peer group, our short- and long- term objectives, and factors specific to individual executives.
The following chart depicts the allocation of the compensation elements of our Chief Executive Officer in 2021:

Notes: The data above reflects the annualized base salary, target amounts for annual cash incentive awards, and value of long term incentive equity awards. It does not reflect the amounts earned or paid out.
Stockholder Advisory Vote on Executive Compensation
Because we were an Emerging Growth Company under SEC rules until December 31, 2021, we have not previously held a non-binding stockholder advisory vote on the compensation of our named executive officers (which we refer to as a Say-on-Pay vote). As described elsewhere in this proxy statement, we will hold a Say-on-Pay vote with respect to the 2021 compensation of our named executive officers at the Annual Meeting. We also intend to seek Say-on-Pay votes on an annual basis going forward. See “Proposal 2 — Advisory Vote on Approval of Executive Compensation as Disclosed in this Proxy Statement” and “Proposal 3 — Advisory Vote on Approval of the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers” for more information. We value the opinions of our stockholders and will consider the outcome of Say-on-Pay votes when making compensation decisions for our executive officers.
Compensation Overview
Compensation Objectives and Philosophy.   The primary objectives of our executive compensation programs are to:
•
attract, retain and motivate the best possible executive talent;

•
ensure executive compensation is aligned with our corporate strategies and business objectives;

•
promote the achievement of key strategic and financial performance measures by linking incentive-based awards to the achievement of measurable corporate and individual performance goals; and

•
align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee periodically evaluates our executive compensation programs and seeks to set compensation at levels the Compensation Committee believes are necessary to allow us to compete for executive talent with other companies in our industry.
Compensation Process
Role and Authority of the Compensation Committee.   The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee reviews and approves the compensation of our executive officers. Additional information about the Compensation Committee, including its composition and responsibilities, can be found starting on page 14 of this proxy statement. The Compensation Committee’s practice has been to establish fiscal year base salaries, and to approve annual and long-term incentive awards, on an annual basis. From time-to-time, the Compensation Committee makes other adjustments to individual compensation arrangements due to promotions, changes of responsibilities, or other appropriate circumstances.
Under its charter, the Compensation Committee has delegated authority to award equity grants to the Equity Award Subcommittee of the Compensation Committee (which we refer to as the Equity Award

Subcommittee). The Equity Award Subcommittee currently consists of Mr. Crandell and Ms. Olson, both of whom qualify as independent directors and non-employee directors under applicable rules. Dr. Walt is not included as a member of the Equity Award Subcommittee in view of certain transactions disclosed under “Certain Relationships and Related Person Transactions” below.
Role of Compensation Consultants.   The Compensation Committee retained Pay Governance, LLC (which we refer to as PayGov), as the Compensation Committee’s independent compensation advisor for 2021. Services provided by PayGov included assistance in reviewing trends in executive compensation, selecting our compensation peer group, and designing our executive compensation programs. PayGov also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the target compensation levels of our executive officers. PayGov provides no services to the Company other than those performed on behalf of the Committee. The Compensation Committee considers the independence of its compensation consultant on an annual basis.
Role of Management.   The Compensation Committee receives input from our Chief Executive Officer and other members of our senior management team with respect to compensation programs for our executives. The Compensation Committee also receives input from our Chief Executive Officer on the performance of our other executives and on compensation decisions for those executives. The Compensation Committee considers, but is not bound by and does not always accept, the recommendations of our Chief Executive Officer or the other members of our management team with respect to compensation matters. While our Chief Executive Officer and other members of our senior management team typically attend Compensation Committee meetings, the Compensation Committee regularly meets in executive session without management present. Our Chief Executive Officer is not present during voting or deliberations on his compensation. The Compensation Committee also makes compensation decisions with respect to our other executives without them present.
Bases for Our Compensation Policies and Decisions
As a general guideline, the Compensation Committee seeks to establish the target compensation of our executive officers at approximately the median of our peers, assuming that our Company meets the performance targets established for incentive-based programs. An individual executive’s target compensation may be higher or lower than this guideline based on his or her particular background, experience and performance, market factors, and internal equity. These factors are weighed by the Compensation Committee in its judgment, and no one factor takes precedence over the others.
In determining our compensation peer group, the Compensation Committee selects companies that are similar to our Company based on criteria such as industry, market capitalization, revenue and revenue growth, and number of employees. In establishing the fiscal 2021 compensation of our executive officers, the Compensation Committee reviewed our compensation peer group with the assistance of PayGov. The companies in our fiscal 2021 peer group were as follows:
Axonics Modulation Technologies, Inc.	Luminex Corporation
CareDx, Inc.	Meridian Bioscience, Inc.
Castle Biosciences, Inc.	Nanostring Technologies, Inc.
Codexis, Inc.	Natera Inc.
Cryoport Systems, Inc.	Pacific Biosystems of California, Inc.
Fluidigm Corporation	Personalis, Inc.
GenMark Diagnostics, Inc.	Twist Bioscience Corporation
Heska Corporation	Veracyte, Inc.
Elements of our Compensation Program
The primary elements of our executive compensation program are:
•
Base salary;

•
Annual Cash Incentive Bonus Programs; and

•
Long Term Incentive Equity Programs.

The Compensation Committee has not adopted a formal policy for allocating between short- and long-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by its compensation consultant and other relevant information, determines what it believes to be the appropriate level and mix of compensation components.
Base Salary
Base salaries provide fixed compensation to our executives. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies, including those in our compensation peer group. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time to realign salaries with market levels after considering factors such as individual roles and responsibilities, performance, experience, market conditions, and information from our compensation consultant.
The 2020 and 2021 base salaries for our named executive officers for the 2021 fiscal year were as follows:
Executive	2020 Base Salary	2021 Base Salary	% Change
E. Kevin Hrusovsky	$552,000	$600,000	9%
Masoud Toloue(1)	—	$525,000	—
Michael Doyle(2)	—	$415,000	—
John Fry	$354,000	$364,000	3%
Dawn Mattoon	$330,000	$345,000	5%
Amol Chaubal(3)	$371,000	$415,000	12%
Shawn Stetson(4)	$198,000	$222,390	12%
William Geist(5)	$400,000	$400,000	0%

(1)
Dr. Toloue joined the Company as President of Quanterix and Diagnostics on June 9, 2021 and became President and Chief Executive Officer on April 25, 2022.

(2)
Mr. Doyle joined the Company as Chief Financial Officer and Treasurer on July 12, 2021.

(3)
Mr. Chaubal served as our Chief Financial Officer and Treasurer until his resignation on May 11, 2021.

(4)
Mr. Stetson served as our Interim Chief Financial Officer and Treasurer from May 11, 2021 through July 12, 2021. Mr. Stetson’s initial annual base salary for 2020 is reflected in the table above. Mr. Stetson’s 2020 base salary was increased to $213,837 in connection with a promotion to Senior Director and Corporate Controller on July 1, 2020.

(5)
Mr. Geist served as our Chief Operating Officer until his separation from the Company on November 12, 2021.

2021 Annual Cash Incentive Bonus Program
Our 2021 Annual Cash Incentive Bonus Program was designed to encourage our executives, including our named executive officers, to achieve specified corporate and individual performance objectives. The annual cash incentive bonus program emphasizes pay for performance and is intended to align executive compensation with the achievement of specified operating results.
The structure of the 2021 Annual Cash Incentive Bonus Program was as follows:

For each of our named executive officers, the target award was multiplied by a corporate performance factor and an individual performance factor to arrive at the actual award.
2021 Annual Cash Incentive Bonus Program Target Awards.   The Compensation Committee sets individual target awards expressed as a percentage of each participant’s annual base salary earned during the year, using the criteria described above for annual base salary. The target awards are reviewed by the Compensation Committee each year, taking into account market data and annual cash incentive levels for comparable positions at companies in our compensation peer group. For the 2021 annual cash incentive bonus program, the Compensation Committee determined that the target incentive opportunities for our named executive officers other than Dr. Mattoon and Mr. Chaubal should not change from the prior year. The target incentive opportunities for Dr. Mattoon and Mr. Chaubal were increased from 45% to 50% and 45% to 55%, respectively, to be more competitive with the market in which the Company recruits for executive talent and with peer companies. The target awards for Dr. Toloue and Mr. Doyle were established in connection with the commencement of their employment.
Target Awards for our named executive officers for the 2021 fiscal year were established as follows:
Executive	2020 Target Award (% of Base Salary Earned)	2021 Target Award (% of Base Salary Earned)
E. Kevin Hrusovsky	100%	100%
Masoud Toloue(1)	—	100%
Michael Doyle(2)	—	50%
John Fry	50%	50%
Dawn Mattoon	45%	50%
Amol Chaubal(3)	45%	55%
Shawn Stetson(4)	20%	20%
William Geist(5)	50%	50%

(1)
Dr. Toloue joined the Company as President of Quanterix and Diagnostics on June 9, 2021 and became President and Chief Executive Officer on April 25, 2022.

(2)
Mr. Doyle joined the Company as Chief Financial Officer and Treasurer on July 12, 2021.

(3)
Mr. Chaubal served as our Chief Financial Officer and Treasurer until his resignation on May 11, 2021.

(4)
Mr. Stetson served as our Interim Chief Financial Officer and Treasurer from May 11, 2021 through July 12, 2021.

(5)
Mr. Geist served as our Chief Operating Officer until his separation from the Company on November 12, 2021.

2021 Annual Cash Incentive Bonus Program Corporate Performance Factor.   The corporate performance factor was determined as the weighted average of 2021 revenue and gross margin for the Company’s research business (excluding extraordinary items) and corporate strategic objectives as established in connection with the adoption of the program on April 6, 2021. Revenue, gross margin, and strategic objectives contributed 60%, 20%, and 20%, respectively, toward the corporate performance factor, and each ranged between 0.5x for a threshold level of achievement and 1.5x for a maximum level of achievement.
Performance factors were calculated on a sliding scale between the threshold, target, and maximum values, as applicable.
The Corporate Performance Factor included strategic objectives related to:
•
Regulatory approvals and advancement of our proprietary biomarker technology related to our neuro diagnostics business;

•
Label expansion on the EUAs for the Company’s COVID-19 antigen test;

•
Development of the Company’s higher sensitivity instrument platform; and

•
Conversion of existing customers to our HD-X instrument platform.

The neuro diagnostics objective was exceeded, the objectives related to the Company’s COVID-19 assays and higher sensitivity instrument platform were met, and the objective related to customer conversion was not satisfied.
The threshold, target, and maximum goals and the associated payout factors for each performance metric, and the actual performance and performance factors with respect to each such metric as applicable to our named executive officers were as follows:
	Weight	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)	Actual	Measure	Weighted Payout
Revenue(1)	60%	$91.8 million	$110.2 million	$128.6 million	$105.3 million	0.87	0.522
Gross Margin(1)	20%	52%	56%	60%	55.4%	0.92	0.185
Strategic Objectives	20%	2 of 4 achieved	4 of 4 achieved	All 4 achieved and 3 exceed expectations	3 of 4 achieved, 1 exceeded expectations	0.75	0.150
Total	100%						0.86
						As Adjusted	1.0

(1)
Revenue and gross margin for the Company’s research business, excluding extraordinary items consisting solely of $5.3 million in revenue received in connection with the Rapid Acceleration of Diagnostics (RADx) contract.

The Compensation Committee retained the authority to adjust targets, performance factors and performance awards to take into account other factors such as acquisitions/divestitures, capital raises, peer industry performance and other relevant factors as determined by the Compensation Committee in its sole discretion. In February 2022, the Compensation Committee considered the Company’s performance in 2021, including its performance against the goals and objectives established in connection with the 2021 Annual Cash Incentive Bonus Program described above, as well as other achievements during the year. These other achievements included our successful capital raise, revenue under a contract for which performance had been substantially completed in 2021 but was not recognized until 2022, FDA’s Breakthrough Device

Designation for our pTau-181 assay, and the strengthening of our management team. Following its review of these other achievements and the Company’s overall positive performance during 2021, the Compensation Committee adjusted the Corporate Performance Factor from 0.86x to 1.0x.
2021 Annual Cash Incentive Bonus Program Individual Performance Factor.   The Individual Performance Factor ranged from 0.9x for a minimum level of achievement to 1.1x for a maximum level of achievement. The individual performance factors could not be greater than 1.0x if the corporate performance factor was below 1.0x. Under the terms of the program, the individual performance factor for Mr. Hrusovsky, then our Chief Executive Officer, was fixed at 1.0x. Each of our named executive officers was assigned personal objectives designed to support our corporate goals and objectives and to be consistent with the executive’s roles and responsibilities.
The Individual Performance Factor for each of our named executive officers other than Mr. Stetson was determined by the Compensation Committee based on its assessment of the executive’s individual performance, taking into account the executive’s personal objectives and the recommendation of our Chief Executive Officer (for executives other than himself). For 2021, based on its review of our named executive officers’ respective individual performance, the Compensation Committee established the Personal Performance Factors for our named executive officers as follows: Dr. Toloue 1.0x, Mr. Doyle 1.0x, Mr. Fry 0.95x, and Dr. Mattoon 1.1x. Mr. Doyle established the Personal Performance Factor for Mr. Stetson as 1.05x.
2021 Annual Cash Incentive Program Actual Awards   Based on the above, our named executive officers received cash payouts under our 2021 Annual Cash Incentive Bonus Program as follows. Payments were determined based on each individual executive’s base salary earned in 2021:
Executive	Base Salary Earned in 2021 ($)(1)	Target Award (% of Base Salary)	Corporate Performance Factor	Individual Performance Factor	Payment ($)
Kevin Hrusovsky	596,594	100%	1.0x	1.0x	596,594
Masoud Toloue(2)	298,846	100%	1.0x	1.0x	298,846
Michael Doyle(3)	199,519	50%	1.0x	1.0x	99,760
John Fry	364,160	50%	1.0x	0.95x	172,976
Dawn Mattoon	344,491	50%	1.0x	1.1x	189,470
Shawn Stetson(4)	222,226	20%	1.0x	1.05x	46,667

(1)
Represents base salary earned for service in calendar year 2021.

(2)
Dr. Toloue joined the Company as President of Quanterix and Diagnostics on June 9, 2021. Dr. Toloue’s bonus for 2021 was prorated based on his actual base salary earned in 2021.

(3)
Mr. Doyle joined the Company as Chief Financial Officer and Treasurer on July 12, 2021. Mr. Doyle’s bonus for 2021 was prorated based on his actual base salary earned in 2021.

(4)
Mr. Stetson served as our Interim Chief Financial Officer and Treasurer from May 11, 2021 through July 12, 2021.

Messrs. Chaubal and Geist did not receive payments under the 2021 Annual Cash Incentive Bonus Program because they left the Company before year-end.
2021 Long Term Incentive Equity Program
A significant portion of our executive compensation is delivered in the form of long-term equity incentive awards. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of the equity grants furthers our goal of executive retention by providing an incentive to our executives to remain in our employ during the vesting period. All grants of equity-based awards to our executives are approved by the Equity Award Subcommittee of the Compensation Committee, and are made pursuant to our 2017 Employee, Director and Consultant Equity

Incentive Plan. In determining the size of equity-based awards to our executives, the Equity Award Subcommittee considers factors such as scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the recommendations of our Chief Executive Officer and market data provided by the Compensation Committee’s independent consultant.
We have historically granted equity awards in the form of stock options and RSUs. We believe that stock options, which are granted with an exercise price equal to the fair market value of our common stock on the grant date, provide an appropriate long-term incentive for our executives because stock options reward our executives only to the extent our stock price increases over time. Likewise, we believe that RSUs, the value of which tends to be subject to less variation than stock options, encourage our executives to take actions which foster long-term stock price appreciation while also fostering retention.
The Equity Award Subcommittee approved 2021 Long Term Incentive Equity awards for our named executive officers other than Mr. Stetson on February 8, 2021 and for Mr. Stetson on February 10, 2021, as set forth in the following table:
Executive	2020 Award Value ($)	2021 Award Value ($)	Number of Stock Options	Number of RSUs
Kevin Hrusovsky	$2,100,000	$3,000,000	42,925	18,397
Masoud Toloue(1)	—	—
Michael Doyle(2)	—	—
John Fry	$600,000	$600,000	8,585	3,679
Dawn Mattoon	$600,000	$600,000	8,585	3,679
Amol Chaubal(3)	$500,000	$944,000	13,507	5,789
Shawn Stetson(4)	$55,000	$75,000	831	554
William Geist (5)	—	$800,000	11,447	4,906

(1)
Dr. Toloue joined the Company as President of Quanterix and Diagnostics on June 9, 2021 and received a sign-on incentive equity award as described below. Dr. Toloue did not receive an award under the 2021 Long Term Incentive Equity Award Program.

(2)
Mr. Doyle joined the Company as Chief Financial Officer and Treasurer on July 12, 2021 and received a sign-on incentive equity award as described below. Mr. Doyle did not receive an award under the 2021 Long Term Incentive Equity Award Program.

(3)
Mr. Chaubal served as our Chief Financial Officer and Treasurer until his resignation on May 11, 2021.

(4)
Mr. Stetson served our Interim Chief Financial Officer and Treasurer from May 11, 2021 through July 12, 2021.

(5)
Mr. Geist served as our Chief Operating Officer until his separation from the Company on November 12, 2021.

The stock options and RSUs granted under the 2021 Long Term Incentive Equity Program vest over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and remainder vesting ratably on a monthly basis over the next three years, provided the recipient remains with the Company through the applicable vesting date. Stock options were valued according to their Black-Scholes valuation as of the grant date. For our named executive officers other than Mr. Stetson, the number of stock options and RSUs awarded was determined on a 70% Option / 30% RSU unit ratio. For Mr. Stetson, the number of stock options and RSUs awarded was determined on a 60% Option / 40% RSU unit ratio. The Committee believes that the 70% / 30% unit ratio provides an appropriate balance of incentives for our senior executives, whereas a lower percentage of stock options is appropriate for lower levels in the organization.

The 2021 Long Term Incentive Equity Awards for Messrs. Hrusovsky and Chaubal were increased from $2.1 million to $3.0 million and $500,000 to $944,000, respectively, to be more competitive with the market in which the Company recruits for executive talent and with companies in our compensation peer group.
Additional detail regarding awards to the named executive officers can be found in the “2021 Fiscal Year Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2021 Fiscal Year-End” table elsewhere in this proxy statement.
Sign-on Incentive Equity and Cash Awards for Dr. Toloue and Sign-on Incentive Equity Awards for Mr. Doyle
In connection with the commencement of his employment, Dr. Toloue received a sign-on equity award consisting of RSUs having a value of $3.1 million, or 50,703 RSUs, as determined based on the $61.14 closing price of our common stock on April 30, 2021. Dr. Toloue’s sign-on equity award vests over a three-year period, with one-third of the total number of RSUs vesting on the first anniversary of his June 9, 2021, start date and the remainder vesting ratably on a monthly basis over the next two years, provided that he remains with the Company through the applicable vesting date. As further inducement to joining Quanterix and in consideration of amounts forfeited by leaving his prior position, Dr. Toloue received a sign-on cash payment in the amount of $100,000. Dr. Toloue will be required to repay 50% of his sign-on cash payment if he voluntarily terminates his employment with the Company without good reason (as defined in his employment agreement) within one year of his start date.
In connection with the commencement of his employment, Mr. Doyle received a sign-on equity award consisting of stock options and RSUs having an aggregate value of $750,000, with the number of options and RSUs determined based on the $64.44 closing price of our common stock on June 18, 2021. Each of Mr. Doyle’s sign-on stock options and RSUs vest over a four-year period, with one-fourth vesting on the first anniversary of Mr. Doyle’s July 12, 2021, start date and the remainder vesting ratably on a monthly basis over the next three years, provided that he remains with the Company through the applicable vesting date. The stock options were valued according to their Black-Scholes valuation as of Mr. Doyle’s start date. The number of stock options and RSUs awarded was determined on a 70% Option / 30% RSU unit basis, with the total award value equal to $750,000. The exercise price of Mr. Doyle’s stock options is equal to $59.67, the fair market value of our common stock on the date of grant of his sign-on equity award.
Additional Long Term Incentive Equity Award for Mr. Stetson
In consideration of Mr. Stetson’s service as our Interim Chief Financial Officer and Treasurer, Mr. Stetson received an additional long-term incentive equity award consisting of stock options and RSUs having an aggregate value of $150,000, as determined based on the $49.20 closing price of our common stock on May 11, 2021, the date that Mr. Stetson assumed the role of Interim Chief Financial Officer and Treasurer. Each of Mr. Stetson’s stock options and RSUs vest over a four-year period, with one-fourth vesting on May 11, 2022 and the remainder vesting ratably on a monthly basis over the next three years, provided that he remains with the Company through the applicable vesting date. The stock options were valued according to their Black-Scholes valuation as of May 11, 2021. The number of stock options and RSUs awarded was determined on a 70% Option / 30% RSU unit basis, with the total award value equal to $150,000. The exercise price of Mr. Stetson’s stock options is equal to $49.20, the fair market value of our common stock on May 11, 2021.
2022 Executive Leadership Succession Plan
In March, 2022, we announced our executive leadership succession plan. Under the plan, Mr. Hrusovsky, who previously served as our Chairman and Chief Executive Officer, assumed the role of Executive Chairman of our Board of Directors effective April 25, 2022. As Executive Chairman, Hrusovsky will focus on key strategic initiatives, Board evolution and important customer, partner and investor relationships, while transitioning CEO responsibilities to Toloue. As of that same date, Dr. Toloue, who previously served as President of Quanterix and Diagnostics, assumed the role of President and Chief Executive Officer and joined our Board of Directors.

In connection with Mr. Hrusovsky’s new role, the Compensation Committee approved, and the Company and Mr. Hrusovsky executed, an amended and restated employment agreement effective as of April 25, 2022 and continuing through December 31, 2022. Under the agreement, Mr. Hrusovsky’s annualized base salary was reduced from $600,000 to $400,000. Mr. Hrusovsky also received a target award of $400,000 under the Company’s 2022 Annual Cash Incentive Bonus Program, and a long-term equity incentive equity award, comprised of stock options and RSUs having an aggregate grant-date fair value of $1,400,000 and vesting over a four-year period. The equity award will continue to vest provided that Mr. Hrusovsky continues to provide services to company as an employee, consultant or member of the Board of Directors.Pursuant to this agreement, in the event we terminate him without cause or Mr. Hrusovsky terminates his employment with us for good reason, he is entitled to continuation of his then-current base salary and health insurance benefits for six months. If such termination occurs within 12 months of a sale event, he is entitled to continuation of his then-current base salary and health insurance benefits for 12 months. Mr. Hrusovsky will receive the same sale event equity acceleration provided for other members of the executive management team, and if a sale event is consummated at any time prior to December 31, 2023, and if Mr. Hrusovsky (i) is terminated without cause or he terminates for good reason as Executive Chairman on or prior to December 31, 2023, (ii) is not retained by the Company as Executive Chairman immediately following December 31, 2022, or (iii) is not re-nominated by the Company for re-election as a director on or prior to December 31, 2023, then all of his unvested equity grants shall immediately vest.
In connection with Dr. Toloue’s new role, the Compensation Committee approved, and the Company and Dr. Toloue executed, an amended and restated employment agreement effective as of April 25, 2022. Under the agreement, Dr. Toloue’s annualized base salary was adjusted from $525,000 to $550,000. Dr. Toloue also received a target award of $550,000 under the Company’s 2022 Annual Cash Incentive Bonus Program, and a long-term equity incentive equity award, comprised of stock options and RSUs having an aggregate grant-date fair value of $2,200,000 and vesting over a four-year period. Pursuant to this agreement, in the event we terminate him without cause or Dr. Toloue terminates his employment with us for good reason, he is entitled to continuation of his then-current base salary and health insurance benefits for 12 months, an amount equal to his target bonus for the applicable year and acceleration of vesting of unvested equity that would have vested during the 12-month severance period. If such termination occurs within 90 days prior to, or 12 months following, a change in control, he is also entitled to accelerated vesting of all outstanding but unvested equty awards.
Other Benefits
We provide a broad-based benefit program to our eligible employees. In 2021, we provided the following benefits to our named executive officers on the same basis as our other eligible employees:
•
health insurance;

•
vacation, personal holidays and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability insurance; and

•
a 401(k) retirement plan.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Severance and Change of Control Benefits
Pursuant to agreements between us and Messrs. Hrusovsky, Toloue, Doyle and Fry, each of these executives is entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our Company. We consider these severance and change of control benefits to be an important component of our executive compensation program and consistent with competitive market practice. We believe that providing appropriate severance and change of control benefits helps to attract and retain qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with us, and by reducing financial uncertainty associated with an unexpected termination or termination following a change of control. We have provided more detailed information about these benefits with respect to our named executive officers, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” below.
Our practice has been to structure change of control benefits so that cash benefits are paid only if the employment of the executive is terminated or if the executive resigns for good reason during a specified period after a change of control has occurred. For equity awards granted in 2021, vesting in connection with a change of control will occur only if the executive is not provided with a comparable replacement equity award or if the employment of the executive is terminated or if the executive resigns for good reason during a specified period after the change of control (commonly referred to double trigger vesting).
Tax Considerations
The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate its executive officers in accordance with the Company’s compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
If accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Anti-Hedging and Pledging Policy
Our company policies prohibit Company personnel, including our officers and directors, from entering into any hedging-type transactions with respect to our stock and from pledging our stock.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.
Members of the Compensation Committee: Keith L. Crandell (Chairman) Laurie Olson David R. Walt, Ph.D.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2021, 2020, and 2019 to (1) our Executive Chairman, who served as our Chief Executive Officer and principal executive officer during 2021, (2) our current Chief Financial Officer, our former Interim Chief Financial Officer, and our former Chief Financial Officer who served as our principal financial officers during 2021, (3) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2021 and were serving as executive officers as of such date, and (4) our former Chief Operating Officer, who would have been one of such three next most highly compensated executive officers but for the fact that he was not an executive officer as of December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
E. Kevin Hrusovsky Executive Chairman and Former Chief Executive Officer	2021	592,628	—	3,008,520	596,594	10,452	4,208,194
	2020	554,286	769,449	2,185,995	—	10,667	3,520,397
	2019	531,969	770,024	2,319,301	—	9,702	3,630,996
Michael A. Doyle(5) Chief Financial Officer	2021	183,558	—	730,786	99,760	—	1,014,104
Shawn Stetson(6) Former Interim Chief Financial Officer	2021	221,075	—	224,904	46,667	6,632	499,278
	2020	205,029	60,911	56,771	—	6,151	328,862
	2019	95,250	34,480	112,375	—	2,700	244,805
Amol Chaubal(7) Former Chief Financial Officer	2021	156,038	—	946,711	—	4,107	1,106,856
	2020	371,188	330,992	520,521	—	4,219	1,226,920
	2019	253,077	145,772	940,255	—	4,321	1,343,425
Masoud Toloue, Ph.D.(8) President and Chief Executive Officer; Former President of Quanterix and Diagnostics	2021	278,654	—	3,061,463	298,846	—	3,638,963
John Fry General Counsel and Secretary	2021	362,400	—	601,736	172,976	8,829	1,145,941
	2020	354,594	239,904	624,637	—	5,938	1,225,073
	2019	192,231	115,339	1,372,337	—	5,375	1,685,282
Dawn R. Mattoon, Ph.D. Senior Vice President, Clinical Diagnostics	2021	342,631	—	601,736	189,470	8,700	1,142,537
	2020	330,917	239,940	624,598	—	9,299	1,204,754
	2019	314,462	190,523	371,699	—	8,929	885,613
William Geist(9) Former Chief Operating Officer	2021	361,539	—	802,329	—	756,370	1,920,238
	2020	52,308	530,000	1,900,936	—	1,338	2,484,582

(1)
Amounts for 2019 represent cash bonuses earned for the 12-month period from January 1, 2019 to December 31, 2019, and exclude payments made in 2019 for 2018 bonuses. Amounts for 2020 represent cash bonuses earned for the 12-month period from January 1, 2020 to December 31, 2020, and exclude payments made in 2020 for 2019 bonuses. The amount for Mr. Geist represents a sign-on bonus, $200,000 of which was paid in 2020 and $330,000 of which was paid in 2021.

(2)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards may be found in Note 2 to our consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022.

(3)
These amounts represent cash amounts paid in 2022 for services in 2021 under the Company’s 2021 Annual Cash Incentive Bonus Plan.

(4)
Except as set forth below, the amounts represent the dollar value of matching contributions under our qualified 401(k) plan. The amount for William Geist in 2021 represents (i) $8,700 of matching contributions under our qualified 401(k) plan and (ii) $23,077 in severance paid in 2021 and $724,593 of accelerated equity vesting pursuant to a severance agreement.

(5)
Mr. Doyle joined Quanterix on July 12, 2021.

(6)
Mr. Stetson joined Quanerix on June 27, 2019. He served as our Interim Chief Financial Officer and Treasurer from May 12, 2021 through July 11, 2021.

(7)
Mr. Chaubal joined Quanterix on April 12, 2019. He departed Quanterix on May 11, 2021.

(8)
Dr. Touloue joined Quanterix as on June 9, 2021.

(9)
Mr. Geist joined Quanerix on November 16, 2020. He departed Quanterix on November 12, 2021.

2021 Fiscal Year Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31 2021 to each of our executive officers named in the Summary Compensation Table.
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
E. Kevin Hrusovsky	—	300,000	600,000	900,000	—	—	—	—
	2/8/21	—	—	—	18,397	—	—	1,431,103
	2/8/21	—	—	—	—	42,925	77.79	1,577,418
Michael A. Doyle	—	49,800	99,760	164,604	—	—	—	—
	7/12/21	—	—	—	5,530	—	—	329,975
	7/12/21	—	—	—	—	12,904	59.67	400,811
Shawn Stetson	—	22,239	44,478	73,389	—	—	—	—
	2/10/21	—	—	—	554	—	—	44,032
	2/10/21	—	—	—	—	831	79.48	31,186
	5/11/21	—	—	—	1,423	—	—	70,012
	5/11/21	—	—	—	—	3,321	49.20	79,674
Amol Chaubal	—	114,125	228,250	376,613	—	—	—	—
	2/8/21	—	—	—	5,789	—	—	450,326
	2/8/21	—	—	—	—	13,507	77.79	496,385
Masoud Toloue, Ph.D.	—	149,423	298,846	493,096	—	—	—	—
	6/9/21	—	—	—	50,703	—	—	3,061,463
John Fry	—	91,000	182,000	300,300	—	—	—	—
	2/8/21	—	—	—	3,679	—	—	286,189
	2/8/21	—	—	—	—	8,585	77.79	315,546
Dawn R. Mattoon, Ph.D.	—	86,250	172,500	284,625	—	—	—	—
	2/8/21	—	—	—	3,679	—	—	286,189
	2/8/21	—	—	—	—	8,585	77.79	315,546
William Geist	—	86,250	172,500	284,625	—	—	—	—
	2/8/21	—	—	—	4,906	—	—	381,638
	2/8/21	—	—	—	—	11,447	77.79	420,691

(1)
Reflects the potential payouts under the Company’s 2021 Annual Cash Incentive Plan.

(2)
Represents RSUs that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments at the end of each month thereafter, except for the June 9, 2021 RSU grant to Dr. Toloue which vests as to 1/3 of the shares on June 9, 2022, with the remaining 2/3 vesting in 24 equal monthly installments at the end of each month thereafter.

(3)
Represents non-qualified options that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments at the end of each month thereafter.

(4)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards may be found in Note 2 to our consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2021, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.
	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Number of Shares or Units or Other Rights That Have Not Vested ($)
E. Kevin Hrusovsky Executive Chairman and Former Chief Executive Officer	—	—	—	—	—	—	39,815(3)	1,688,156
	311,138(4)	—	$8.16	3/31/2027	—	—	—	—
	76,610(5)	31,567(5)	$22.69	3/12/2029	—	—	—	—
	—	—	—	—	7,936(5)	336,486	—	—
	28,323(6)	11,677(6)	$30.45	8/17/2029	—	—	—	—
	—	—	—	—	2,985(6)	126,564	—	—
	43,593(7)	47,399(7)	$27.76	2/18/2030	—	—	—	—
	—	—	—	—	20,316(7)	861,398	—	—
	—	42,925(8)	$77.79	2/8/2031	—	—	—	—
	—	—	—	—	18,397(8)	780,033	—	—
Michael A. Doyle Chief Financial Officer	—	12,904(9)	$59.67	7/12/2031	—	—	—	—
	—	—	—	—	5,530(9)	234,472	—	—

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Number of Shares or Units or Other Rights That Have Not Vested ($)
Shawn Stetson Former Interim Chief Financial Officer	3,226(10)	1,774(10)	$31.91	7/25/2029	—	—	—	—
	—	—	—	—	567(10)	24,041	—	—
	881(7)	972(7)	$27.76	2/18/2030	—	—	—	—
	—	—	—	—	652(7)	27,645	—	—
	—	831(11)	$79.48	2/10/2031	—	—	—	—
	—	—	—	—	554(11)	23,490	—	—
	—	3,321(12)	$49.20	5/11/2031	—	—	—	—
	—	—	—	—	1,423(12)	60,335	—	—
Amol Chaubal Former Chief Financial Officer	—	—	—	—	—	—	—	—

Masoud Toloue, Ph.D. President and Chief Executive Officer	—	—	—	—	50,073(13)	2,123,095	—	—

John Fry General Counsel and Secretary	33,048(14)	18,129(14)	$33.48	6/14/2029	—	—	—	—
	—	—	—	—	7,985(14)	338,564	—	—
	12,451(7)	13,549(7)	$27.76	2/18/2030	—	—	—	—
	—	—	—	—	5,806(7)	246,174	—	—
	—	8,585(8)	$77.79	2/8/2031	—	—	—	—
	—	—	—	—	3,679(8)	155,990	—	—
Dawn R. Mattoon, Ph.D. Senior Vice President, Clinical Diagnostics
	21,225(15)	845(15)	$22.12	2/23/2028	—	—	—	—
	8,361(16)	2,196(16)	$19.12	5/10/2028	—	—	—	—
	—	—	—	—	640(16)	27,136
	14,110(17)	7,194(17)	$22.69	3/12/2029	—	—	—	—
	—	—	—	—	2,121(17)	89,930	—	—
	10,421(7)	13,549(7)	$27.76	2/18/2030	—	—	—	—
	—	—	—	—	5,806(7)	246,174	—	—
	—	8,585(8)	$77.79	2/8/2031	—	—	—	—
	—	—	—	—	3,679(8)	155,990	—	—
William Geist Former Chief Operating Officer	5,008(18)	—	$77.79	2/12/2022	—	—	—	—

(1)
Each of the outstanding equity awards in the table above was granted pursuant to the 2007 Plan or the 2017 Plan. Unless otherwise noted below, all equity awards vest, subject to continued service, as to 25% on the first anniversary of the grant date and as to the remaining 75% in 36 equal installments on the last day of of each month thereafter.

(2)
The market value of the stock awards is determined by multiplying the number of shares by $42.40, the closing price of our common stock on The Nasdaq Global Market on December 31, 2021, the last day of our fiscal year.

(3)
On February 13, 2015, Mr. Hrusovsky was granted 781,060 RSUs in connection with his appointment as our President and Chief Executive Officer. The shares underlying this grant vest, subject to continued service, as follows: (i) with respect to 168,246 of the shares, 25% of the shares vested on July 1, 2015, and the remainder vested over the next three years in equal monthly installments on the first day of each succeeding calendar month thereafter, (ii) with respect to 549,113 of the shares, 25% of the shares vested on September 1, 2015, and the remainder vested over the next three years in equal monthly installments on the first day of each succeeding calendar month thereafter, (iii) 23,886 shares vested based upon the achievement of certain milestones and (iv) 39,815 shares have not vested. The restricted stock is subject to accelerated vesting upon certain events. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — E. Kevin Hrusovsky” above for more details.

(4)
On March 31, 2017, Mr. Hrusovsky was granted an option to purchase 311,138 shares of our common stock.

(5)
On March 12, 2019, Mr. Hrusovsky was granted (i) an option to purchase 108,177 shares of our common stock and (ii) 31,732 RSUs.

(6)
On August 17, 2019, Mr. Hrusovsky was granted (i) an option to purchase 40,000 shares of our common stock and (ii) 10,194 RSUs. The shares underlying the option and RSUs vested as to 4,166 shares and 1,061 shares immediately upon grant, respectively, with the remainder vesting over 43 months in equal monthly installments on the last day of each month thereafter.

(7)
On February 18, 2020: (1) Mr. Hrusovsky was granted (i) an option to purchase 90,992 shares of our common stock and (ii) 38,997 RSUs; (2) Mr. Stetson was granted (i) an option to purchase 1,853 shares of our common stock and (ii) 1,235 RSUs; (3) Mr. Fry was granted (i) an option to purchase 26,000 shares of our common stock and (ii) 11,143 RSUs; and (4) Dr. Mattoon was granted (i) an option to purchase 26,000 shares of our common stock and (ii) 11,143 RSUs.

(8)
On February 8, 2021: (1) Mr. Hrusovsky was granted (i) an option to purchase 42,925 shares of our common stock and (ii) 18,397 RSUs; (2) Mr. Fry was granted (i) an option to purchase 8,585 shares of our common stock and (ii) 3,679 RSUs; and (3) Dr. Mattoon was granted (i) an option to purchase 8,585 shares of our common stock and (ii) 3,679 RSUs.

(9)
On July 12, 2021, Mr. Doyle was granted (i) an option to purchase 12,904 shares of our common stock and (ii) 5,530 RSUs.

(10)
On July 25, 2019, Mr. Stetson was granted (i) an option to purchase 5,000 shares of our common stock and (ii) 1,500 RSUs.

(11)
On February 10, 2021, Mr. Stetson was granted (i) an option to purchase 831 shares of our common stock and (ii) 554 RSUs.

(12)
On May 11, 2021, Mr. Stetson was granted (i) an option to purchase 3,321 shares of our common stock and (ii) 1,423 RSUs.

(13)
On June 9, 2022, Dr. Toloue was granted 50,703 RSUs. The shares underlying the RSUs vest, subject to continued service, as follows: one-third of the shares vest on June 9, 2023, with the remainder vesting over the next two years in equal monthly installments on the last day of each calendar month thereafter.

(14)
On June 14, 2019, Mr. Fry was granted (i) an option to purchase 51,177 shares of our common stock and (ii) 22,502 RSUs.

(15)
On February 23, 2018, Dr. Mattoon was granted an option to purchase 40,000 shares of our common stock.

(16)
On May 10, 2018, Dr. Mattoon was granted (i) an option to purchase 26,181 shares of our common stock and (ii) 7,680 RSUs.

(17)
On March 12, 2019, Dr. Mattoon was granted (i) an option to purchase 24,640 shares of our common stock and (ii) 7,228 RSUs.

(18)
On February 8, 2021, Mr. Geist was granted (i) an option to purchase 11,447 shares of our common stock and (ii) 4,906 RSUs. Mr. Geist separated from the Company on November 12, 2021, and pursuant to his severance arrangement with the Company, the vesting of all equity that would have vested prior to November 12, 2022 was accelerated.

Option Exercises and Stock Vested in 2021
The following table shows information regarding exercises of options to purchase our common stock and vesting of RSUs held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2021.
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
E. Kevin Hrusovsky	—	—	104,157	6,015,704
Michael A. Doyle	—	—	—	—
Shawn Stetson	—	—	955	62,142
Amol Chaubal	39,197	1,191,805	4,420	339,676
Masoud Toloue, Ph.D.	—	—	—	—
John Fry	—	—	10,953	688,778
Dawn R. Mattoon, Ph.D.	38,920	1,456,867	11,553	721,639
William Geist	—	—	28,836	1,329,916

(1)
Consists of RSUs.

(2)
The value realized represents the difference between the option exercise price and the closing price of our common stock on the date of exercise. Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option.

(3)
The value realized represents the number of RSUs vested multiplied by the closing price of our common stock on the date of vesting. Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon vesting of RSUs because in many cases the shares are not sold upon vesting but continue to be held by the executive officer.

Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plans.
Potential Payments upon Termination or Change-In-Control
We have entered into employment agreements with the named executive officers. These agreements provide for at-will employment and establish the named executive officer’s base salary (subject to adjustment), eligibility to participate in the incentive bonus plan, eligibility for annual long-term equity awards and standard employee benefits. For a more detailed description of the terms of these agreements, see “Compensation Discussion and Analysis” above.

These agreements also provide for certain severance payments and benefits in connection with the named executive officer’s termination of employment under various circumstances, including in connection with a change in control of the Company. The material terms and conditions of these provisions are summarized below.
E. Kevin Hrusovsky
We entered into an agreement with Mr. Hrusovsky with respect to his service as President and Chief Executive Officer on January 1, 2015. Pursuant to this agreement, Mr. Hrusovsky was entitled to continuation of his then-current base salary and health insurance benefits for six months in the event we terminated his employment without cause or Mr. Hrusovsky terminated his employment with us for good reason. If such termination occured within 12 months of change in control of the Company, he was entitled to continuation of his then-current base salary and health insurance benefits for 12 months. If we terminated his employment without cause, his employment terminated due to his death or disability or he terminated his employment with us for good reason within three months prior to the end of a year, he was entitled to a pro rata portion of his bonus. In connection with our 2022 executive leadership succession plan, effective as of April 25, 2022, we entered into a new agreement with Mr. Hrusovsky with respect to his service as Executive Chairman of the Board. For a description of this agreement see “Compensation Discussion and Analysis — 2022 Executive Leadership Succession Plan” above.
Michael A. Doyle
We entered into an agreement with Mr. Doyle with respect to his service as Chief Financial Officer on June 22, 2021, and he began employment with us on July 12, 2021. Under the agreement, if Mr. Doyle’s employment is terminated by the Company without cause or he resigns for good reason, he will receive continued payment of his base salary for a 12-month severance period, payment of an amount equal to his annual target bonus for the year of termination, acceleration of unvested equity awards that would have vested during the severance period, and health benefits continuation during the severance period. If Mr. Doyle’s employment is terminated by the Company without cause or he resigns for good reason in connection with a change-in-control, in addition to the foregoing, all of his outstanding but unvested equity awards will become fully vested.
Shawn Stetson
Upon termination without cause, Mr. Stetson is entitled to amounts earned under the Company’s 2021 Annual Cash Incentive Bonus Plan.
Masoud Toloue, Ph.D.
We entered into an agreement with Dr. Toloue with respect to his service as President, Quanterix Corporation and Diagnostics on May 11, 2021, and he began employment with us on June 9, 2021. Under this agreement, if Dr. Toloue’s employment was terminated by the Company without cause or he resigned for good reason, he would have received continued payment of his base salary for a 12-month severance period, payment of an amount equal to his annual target bonus for the year of termination, acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time, and health benefits continuation during the severance period. If Dr. Toloue’s employment was terminated by the Company without cause or he resigned for good reason in connection with a change-in-control, in addition to the foregoing, all of his outstanding but unvested equity awards would become fully vested. In connection with our 2022 executive leadership succession plan, effective as of April 25, 2022, we entered into a new agreement with Dr. Toloue with respect to his service as President and Chief Executive Officer. For a description of this agreement see “Compensation Discussion and Analysis — 2022 Executive Leadership Succession Plan” above.
John Fry
We entered into an agreement with John Fry with respect to his service as General Counsel and Secretary on May 31, 2019, and Mr. Fry began his employment with us on June 10, 2019. Pursuant to this agreement, in the event we terminate him without cause or Mr. Fry terminates his employment with us for good reason, Mr. Fry is entitled to continuation of his then-current base salary and health insurance benefits for six months and acceleration of vesting of unvested equity for the six-month period. If such termination occurs within 12 months of a change in control, he is entitled to continuation of his then-current base salary and health insurance benefits for 12 months and acceleration of vesting of unvested equity for the six-month period.
Dawn R. Mattoon, Ph.D.
Upon termination without cause, Ms. Mattoon is entitled to amounts earned under the Company’s 2021 Annual Cash Incentive Bonus Plan.
Payments upon a Triggering Event
The following table provides information regarding the amounts payable under the employment agreements described above for termination without cause or by the named executive officer for good reason and assuming the termination occurred on December 31, 2021.
Name	Base Salary ($)	Lump Sum Payments ($)	Continuation of Group Health Plan Benefits ($)	Non-Equity Incentive Plan Payments ($)	Equity Incentive Plan Payments ($)(1)	Total ($)
E. Kevin Hrusovsky	300,000	—	7,406	596,594	—	904,000
Michael A. Doyle	415,000	210,000	14,813	99,760	87,853	827,426
Shawn Stetson(2)	—	—	—	46,667	—	46,667
Masoud Touloue	525,000	525,000	22,797	298,846	1,120,250	2,491,893
John Fry	182,000	—	11,398	172,976	472,182	838,556
Dawn Mattoon	—	—	—	189,470	—	189,470

(1)
The value of options that vest due to a triggering event has been calculated by taking the difference of the option exercise price and the closing price of a share of our common stock on December 31, 2021, or $42.40, multiplied by the number of shares underlying options that vest due to the triggering event. The value of RSUs that vest due to a triggering event has been calculated by taking the closing price of a share of our common stock on December 31, 2021, or $42.40, multiplied by the number of shares underlying RSUs that vest due to the triggering event.

(2)
Dr. Mattoon’s and Mr. Stetson’s agreements provide for the specified benefits upon an involuntary termination without cause. The specified benefits are not provided upon the executive’s resignation for good reason.

The following table provides information regarding the amounts payable under the employment agreements described above for termination without cause or by the named executive officer for good reason following a change in control and assuming the termination occurred on December 31, 2021.
Name	Base Salary ($)	Lump Sum Payments ($)	Continuation of Group Health Plan Benefits ($)	Non-Equity Incentive Plan Payments ($)	Equity Incentive Plan Payments ($)(1)	Total ($)
E. Kevin Hrusovsky	600,000	—	14,813	596,594	—	1,211,407
Michael A. Doyle	415,000	210,000	14,813	99,760	234,472	974,045
Shawn Stetson(2)	—	—	—	46,667	—	46,667
Masoud Touloue	525,000	525,000	22,797	298,846	2,123,095	3,494,738
John Fry	364,000	—	22,797	172,976	472,182	1,031,955
Dawn Mattoon(2)	—	—	—	189,470	—	189,470

(1)
The value of options that vest due to a triggering event has been calculated by taking the difference of the option exercise price and the closing price of a share of our common stock on December 31, 2021, or $42.40, multiplied by the number of shares underlying options that vest due to the triggering event. The value of RSUs that vest due to a triggering event has been calculated by taking the closing price of a share of our common stock on December 31, 2021, or $42.40, multiplied by the number of shares underlying RSUs that vest due to the triggering event.
(2)
Dr. Mattoon’s and Mr. Stetson’s agreements provide for the specified benefits upon an involuntary termination without cause. The specified benefits are not provided upon the executive’s resignation for good reason.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2021 to each of our non-employee directors and former non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Keith L. Crandell	51,952	100,130	154,292	—	306,374
Marijn Dekkers, Ph.D.(3)	41,000	100,130	154,292	—	295,422
Sarah E. Hlavinka	47,445	100,130	154,292	—	301,867
Martin D. Madaus, Ph.D.	72,375	100,130	154,292	—	326,797
Paul M. Meister	54,951	100,130	154,292	—	309,373
Laurie J. Olson	17,306	300,321	497,608		815,235
David R. Walt, Ph.D.	41,000	100,130	154,292	—	295,422

(1)
Keith L. Crandell, Sarah E. Hlavinka, Martin D. Madaus, Ph.D. and Paul M. Meister elected to receive these fees in the form of common stock in lieu of cash in accordance with our non-employee director compensation policy.

(2)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted to each director in the fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards may be found in Note 2 to our consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2021:

Name	Aggregate Number of Shares Subject to Stock Options
Keith L. Crandell	31,600
Marijn Dekkers, Ph.D.(3)	7,900
Sarah E. Hlavinka	31,600
Martin D. Madaus, Ph.D.	31,600
Paul M. Meister	54,935
Laurie J. Olson	15,800
David R. Walt, Ph.D.	31,600

(3)
Dr. Dekkers resigned from the Board effective December 31, 2021.

Non-Employee Director Compensation Policy
Our non-employee director compensation policy that was effective in 2021 (the “2021 Policy”) provided for the annual payment of: $35,000 to each of our nonemployee directors, or $55,000 in the case of the chair; $7,500 to each member of our Audit Committee, or $20,000 in the case of the chair; $6,000 to each member of our Compensation Committee, or $12,000 in the case of the chair; and $5,000 to each member of our Nominating and Governance Committee, or $10,000 in the case of the chair; in each case quarterly in arrears. Each non-employee director could elect to receive these payments in the form of common stock in lieu of cash. The 2021 Policy also provided that each non-employee director be granted, on the first trading day of each fiscal year, (1) a non-qualified stock option exercisable for 7,900 shares of common stock and (2) 2,270 RSUs. The annual stock options and RSUs vest in full on December 31 of the year in which such awards were granted, provided that the non-employee director is a director of the Company on the applicable vesting date.
In addition, under the 2021 Policy each new non-employee director received (1) a non-qualified stock option grant exercisable for 15,800 shares of common stock and (2) 4,540 RSUs upon his or her initial election or appointment. The initial stock options vest over three years from the date of grant, with one third vesting on the first anniversary of the applicable grant date and the remainder vesting over the following two years in 24 successive equal monthly installments at the end of each month until the third anniversary of such grant date, provided that the non-employee director is a director of the Company on the applicable vesting date. The RSUs granted to each new non-employee director vest over a three-year period, with one third vesting on each of the first, second, and third anniversaries of the applicable grant date, provided that the non-employee director is a director of the Company on the applicable vesting date.
Effective January 1, 2022, we amended and restated our non-employee director compensation policy (the “2022 Policy”). The 2022 Policy provides for: the annual payment of: $40,000 to each of our non-employee directors, or $60,000 in the case of the chair; $10,000 to each member of our Audit Committee, or $20,000 in the case of the chair; $7,250 to each member of our Compensation Committee, or $15,000 in the case of the chair; and $5,000 to each member of our Nominating and Governance Committee, or $10,000 in the case of the chair; in each case quarterly in arrears. Each non-employee director may elect to receive these payments in the form of common stock in lieu of cash.
The 2022 Policy also provides that each non-employee director be granted, on the first trading day of each fiscal year, an annual equity award valued at $200,000, rounded to the nearest whole share. This equity award is comprised of (A) 60% non-qualified stock options to purchase common stock at an exercise price equal to the fair market value as of such grant date and (B) 40% RSUs. The number of options is determined on a value basis using the Company’s standard Black-Scholes valuation methodology. The number of RSUs are determined by dividing total value of the RSUs by the fair market value of our common Stock on such grant date. The annual stock options and RSUs vest in full on December 31 of the year in which such awards were granted, provided that the non-employee director is a director of the Company on the applicable vesting date.
In addition, under the 2022 Policy each new non-employee director receives under the policy an award valued at $400,000 upon his or her initial election or appointment. The award is comprised of (A) 60% non-qualified stock options to purchase common stock at an exercise price equal to the fair market value as of such grant date and (B) 40% RSUs. The number of options are determined on a value basis using the Company’s standard Black-Scholes valuation methodology. The number of RSUs are determined by dividing total value of the RSUs by the fair market value of our common Stock on such grant date. The initial stock options vest over three years from the date of grant, with one-third vesting on the first anniversary of the applicable grant date and the remainder vesting over the following two years in 24 successive equal monthly installments at the end of each month until the third anniversary of such grant date, provided that the non-employee director is a director of the Company on the applicable vesting date. The RSUs granted to each new non-employee director vest over a three-year period, with one-third vesting on each of the first, second, and third anniversaries of the applicable grant date, provided that the non-employee director is a director of the Company on the applicable vesting date.
We reimburse in full each non-employee director for all reasonable out-of-pocket expenses incurred in attending each meeting of our Board of Directors or its committees. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements, and the indemnification provisions in our restated certificate of incorporation and restated bylaws.
Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
In order to further align the interests of our non-employee directors and executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, our Board maintains stock ownership guidelines for our non-employee directors and executive officers as follows:
Stock Ownership Guideline	Non-Employee Director	5x annual base cash retainer
	CEO	6x annual base salary
	Executive Officers Other than CEO	3x annual base salary
Attainment Period	Five years from the later of • Appointment/election to applicable position • October 9, 2019
Stock Owned for Purposes of Ownership Guidelines
•
Stock acquired on the open market;

•
Stock acquired through the exercise of options;

•
Restricted stock, RSUs and stock options, whether vested or unvested; and

•
Stock acquired through Company benefit plans.

Holding Requirement	50% of “net of tax” vested shares must be held until the ownership guideline is met.
Administration	The Stock Ownership Guidelines are administered by the Compensation Committee, which evaluates compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in the Company’s stock price, changes in a participant’s compensation, and the personal financial situation of a participant, are reviewed by the Compensation Committee.
As of the date of this proxy statement, all of our non-employee directors and executive officers were in compliance with our stock ownership guidelines.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2021.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,204,813	$16.57	2,571,667(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,204,813	$16.57	2,571,667(2)

(1)
These plans consist of our 2007 Plan, the 2017 Plan and the ESPP.

(2)
Consists of 1,434,072 shares of common stock available under the 2017 Plan and 1,137,595 shares of common stock available under the ESPP. Does not include an additional 1,469,428 shares of common stock reserved for future issuance under the 2017 Plan effective January 1, 2022 by operation of the 2017 Plan’s “evergreen” provision and an additional 367,357 shares of common stock reserved for future issuance under the ESPP effective January 1, 2022 by operation of the ESPP’s “evergreen” provision.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in its charter adopted by the Board of Directors, which is available on our website at www.quanterix.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2021, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Ernst & Young LLP, our independent registered public accounting firm;

•
Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit Committees; and

•
Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Members of the Audit Committee:
Paul M. Meister (Chairman)
Sarah E. Hlavinka
Martin D. Madaus, Ph.D.

DELINQUENT SECTION 16(A) REPORTS
Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were filed on a timely basis, except for the following: a Form 4 that was due on June 11, 2021 for Masoud Toloue, Ph.D., reporting one transaction, was filed on June 14, 2021, a Form 4 for Dawn R. Mattoon, Ph.D. that was due on June 23, 2021, reporting one transaction, was filed on July 6, 2021, and a Form 4 that was due on September 24, 2021 for David Duffy, reporting one transaction, was filed on October 4, 2021 These late filings were due to administrative errors.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2021, we have engaged in the following transactions with our directors, director nominees, executive officers and holders of more than 5% of our common stock, which we refer to as our principal stockholders, and affiliates or immediate family members of our directors, executive officers and principal stockholders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
We entered into a License Agreement with Tufts University in 2007, and as amended in 2013, 2017 and 2020, pursuant to which we obtained an exclusive, worldwide license to our core Simoa technology, and have entered into additional license agreements with Tufts to certain related technology (individually and collectively, the “Tufts Licenses”). David R. Walt, Ph.D., one of our directors, our founding scientist and an inventor of the Simoa technology, previously served as a Professor at Tufts University. Under the Tufts Licenses, we are required to pay Tufts University royalties on net sales of licensed products and services as well as a portion of our applicable sublicense revenues. During the year ended December 31, 2021, we recorded royalty expense of $1.6 million under the Tufts Licenses. Tufts University pays a portion of the royalties and license payments received from us to Dr. Walt pursuant to an arrangement between Tufts University and Dr. Walt, the amount of which is determined on a formulaic basis.
Dr. Walt is currently a full Professor and a Principal Investigator at Harvard Medical School and Brigham and Women’s Hospital as well as at the Wyss Institute, institutions affiliated with Harvard University. In 2020, we entered into a license agreement (the “Harvard License”) with Brigham and Women’s Hospital relating to a COVID-19 assay developed in a laboratory overseen by Dr. Walt. Dr. Walt receives no payments from Mass General Brigham, Harvard University or these affiliated entities in respect of any payments made by us under the Harvard License. During the year ended December 31, 2021, we recorded royalty expense of approximately $116,344 under the Harvard License. We also sell products and services to laboratories overseen by Dr. Walt and other entities that Dr. Walt is affiliated with. During the year ended December 31, 2021, we recorded revenue from these sales of approximately $619,426.
Stephen Hrusovsky, the son of E. Kevin Hrusovsky, our Executive Chairman of the Board of Directors, serves as our Director, Investor Relations and Business Development. For services in 2021, he received an aggregate of $223,689 in salary, bonus, and equity awards.
Registration Rights
Pursuant to our registration rights agreement to which certain of our principal stockholders, directors and their affiliates are parties, the holders of certain shares of common stock are entitled to registration rights with respect to the shares of common stock held by them. These shares include the shares held by our director David R. Walt, Ph.D. and an affiliate of our director Paul M. Meister. See “Security Ownership of Certain Beneficial Owners and Management.”
Under our registration rights agreement, holders of registrable shares can demand that we file a registration statement or request that their shares be included on a registration statement that we are otherwise filing, in either case, registering the resale of their shares of common stock. The registration rights will terminate at the earlier of (a) the closing of a Change of Control Event, as such term is defined in our restated certificate of incorporation, (b) such time as Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or another similar exemption under the Securities Act is available for the sale of all of such registrable shares without limitation during a three-month period without registration (and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1)), or (c) the fifth anniversary of the completion of our initial public offering.
Demand Registration Rights.   The holders of a majority of the registrable shares may require us to file a registration statement under the Securities Act at our expense, subject to certain exceptions, with respect to the resale of their registrable shares having an aggregate offering price (net of underwriting discounts and commissions, if any) of at least $5 million, and we are required to use our reasonable best efforts to effect the registration. The holders of a majority of the registrable shares may require us to effect up to two such demand registrations for the holders of registrable shares as a group. In the event we are required to effect such a demand registration, we may not effect any other registration of securities for sale for our own account (other than a registration effected solely to implement an employee benefit plan or in certain business combination transactions) within 120 days following the effective date of the demand registration.
We are also required to use our reasonable best efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form S-3 under the Securities Act. Any holder or holders of registrable shares anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $1 million will have the right to require us to file, at our expense, an unlimited number of registration statements on Form S-3 for the registrable shares held by such requesting holder or holders, and we are required to use our reasonable best efforts to effect such registrations.
Piggyback Registration Rights.   If we propose to register any of our securities under the Securities Act for sale to the public (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the registrable shares for sale to the public), the holders of registrable shares are entitled to notice of such registration and to request that we include registrable shares for resale on such registration statement, subject to the right of any underwriter to limit the number of shares included in such registration.
We will pay all registration expenses, other than underwriting fees, commissions or discounts, related to any demand or piggyback registration, including up to $50,000 of fees and disbursements of counsel for the holders of registrable shares. The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of misstatements or omissions in the registration statement attributable to us and they are obligated to indemnify us for misstatements or omissions attributable to them.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements, our restated certificate of incorporation and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.
The 2007 Plan and the 2017 Plan also provide that our directors (and in the case of the 2017 Plan, our employees) will not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the respective plan, and the members of our Board of Directors and any committee administering the plan will be entitled to indemnification and reimbursement by us in respect of any claim, loss, damage or expense (including reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
Pursuant to its charter, our Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.
In reviewing and approving such transactions, the Audit Committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the Audit Committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.
The Audit Committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of eight members, classified into three classes as follows: (1) Martin D. Madaus, Ph.D. and Laurie J. Olson constitute Class I with a term ending at the 2024 annual meeting of stockholders; (2) Sarah E. Hlavinka, Masoud Toloue, Ph.D. and David R. Walt, Ph.D. constitute Class II with a term ending at the upcoming 2022 annual meeting of stockholders; and (3) E. Kevin Hrusovsky, Keith L. Crandell and Paul M. Meister constitute Class III with a term ending at the 2023 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
Upon the recommendation of our Nominating and Governance Committee, our Board of Directors has voted to nominate Sarah E. Hlavinka, Masoud Toloue, Ph.D. and David R. Walt, Ph.D. for election at the annual meeting as Class II directors for a term of three years to serve until the 2025 annual meeting of stockholders and until their respective successors are elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Sarah E. Hlavinka, Masoud Toloue, Ph.D. and David R. Walt, Ph.D. as directors. In the event that any of the nominees becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any of the nominees will be unable or unwilling to serve as a director.
A plurality of the shares voted FOR each nominee is required to elect each nominee as a director.
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF SARAH E. HLAVINKA, MASOUD TOLOUE, PH.D. AND DAVID R. WALT, PH.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2
ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
AS DISCLOSED IN THIS PROXY STATEMENT
We are seeking your advisory vote as required by the Exchange Act, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our compensation philosophy is designed to align each executive’s compensation with Quanterix’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2022 annual meeting:
“RESOLVED, that the compensation paid to the named executive officers of Quanterix Corporation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
The affirmative vote of a majority of the votes cast affirmatively or negatively FOR this proposal is required to approve, on an advisory basis, this resolution.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Proposal No. 2) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.
The Compensation Committee, Board of Directors and management believe that it is appropriate and in our best interests of our stockholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. An advisory vote each year will permit our stockholders to provide annual feedback to us on our compensation policies, practices and compensation awards for our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our Board of Directors. An annual advisory vote will give the Board of Directors, the Compensation Committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers. If our stockholders approve the recommended frequency of holding the advisory vote once per year, we will implement that frequency without further action by the Board of Directors.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our Board of Directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022. The Board of Directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2020 and 2021. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
In deciding to appoint Ernst & Young LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
The following table presents fees for professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2020 and 2021, and fees billed for other services rendered by Ernst & Young LLP during those periods.
	2020	2021
Audit fees:(1)	$1,436,414	$2,118,350
Audit-related fees:(2)	—	—
Tax fees:(3)	56,350	49,350
Total	$1,492,764	$2,167,700

(1)
Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)
Audit-related fees consisted of fees for assurance and related services including due diligence in connection with mergers and acquisitions, accounting consultations, and audits in connection with mergers and acquisitions which are not reported under “Audit Fees.”

(3)
Tax fees consist principally of assistance with matters related to tax compliance and reporting and tax consulting services primarily related to international tax planning strategies.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm; provided however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards.
2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the votes cast affirmatively or negatively FOR this proposal is required to ratify the appointment of the independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CORPORATE CODE OF CONDUCT AND ETHICS
We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.quanterix.com under “Investors — Corporate Governance — Governance Highlights” and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Disclosure regarding any amendments to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 4, 2023. To be considered for presentation at the 2023 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 23, 2023 and no later than March 25, 2023. Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Quanterix Corporation, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821.
Billerica, Massachusetts
April 29, 2022

000004MMMMMMMMMENDORSEMENT_LINE______________ SACKPACK_____________MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. MMMMMMMMMMMMMMMMMMMMMMMMMM C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/QTRXor scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/QTRX 2022 Annual Meeting Proxy Card1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED
ENVELOPE. AProposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 4 and FOR 1 YEAR on Proposal 3.1. Election of Class II Directors for a three-year term expiring in 2025:+ForWithholdForWithholdForWithhold01 - Sarah E. Hlavinka02 - Masoud Toloue, Ph.D.03 - David R. Walt, Ph.D.ForAgainstAbstain1 Year 2 Years 3 Years Abstain2. To approve, by a non-binding advisory vote, the compensation3. To approve, by a non-binding advisory vote, theof our named executive officers, as disclosed in the proxyfrequency of holding an advisory vote onstatement.compensation of our named executive officers.4. Ratification of the appointment of Ernst & Young LLP as theForAgainstAbstainindependent registered public accounting firm for the fiscalyear ending December 31, 2022.BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890J N T1 U P X 5 4 1 7 8 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03N1TC

2022 Annual Meeting of Quanterix Corporation StockholdersJune 23, 2022, 10:00 AM ETThis year’s annual meeting will be a virtual meeting via live webcast on the Internet.You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting meetnow.global/MD2UGTW.The 15 digit control number can be located on the front of the Notice or Proxy Card you received.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.investorvote.com/QTRXSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/QTRX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Quanterix Corporation+Notice of 2022 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — June 23, 2022Masoud Toloue, Ph.D., Michael Doyle and John Fry, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Quanterix Corporation to be held virtually on June 23, 2022 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees as directors, FOR Proposals 2 and 4 and FOR 1 YEAR on Proposal 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)CNon-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below. +